                                                                     Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                               ALLOY ONLINE, INC.,

                            LANDON MEDIA GROUP, INC.,

                         CARNEGIE COMMUNICATIONS, INC.,

                                     AND THE

                    STOCKHOLDERS OF LANDON MEDIA GROUP, INC.





                           Dated as of April 11, 2001


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



                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................2

         1.1      The Merger......................................................................................2

         1.2      The Effective Time of the Merger................................................................2

         1.3      Effect of Merger................................................................................2

         1.4      Charter and By-Laws of Surviving Corporation....................................................2

         1.5      Taking of Necessary Action......................................................................3

         1.6      Tax-Free Merger.................................................................................3

         1.7      Closing.........................................................................................3

ARTICLE II........................................................................................................3

         2.1      Total Consideration; Effect on Capital Stock....................................................3

                  (a)      Conversion and Exchange Ratio for Company Stock........................................4

                  (b)      Cancellation of Certain Shares of Company Stock........................................6

         2.2      Escrow Deposit; Exchange of Certificates........................................................6

                  (a)      Escrow Agreement.......................................................................6

                  (b)      Escrow Deposit.........................................................................6

                  (c)      Procedure for Exchange.................................................................6

                  (d)      Fractional Shares......................................................................7

                  (e)      No Further Ownership Rights............................................................7

                  (f)      No Liability...........................................................................7

                  (g)      Lost, Stolen or Destroyed Company Certificates.........................................7

         2.3      Company Options; Other Securities...............................................................7

         2.4      Authorization of the Merger, the Certificate of Merger, the Escrow Agreement and the
                  Escrow Agent....................................................................................8

ARTICLE III.......................................................................................................8

         3.1      Representations and Warranties of the Company...................................................8

                  (a)      Organization; Good Standing; Qualification and Power...................................8

                  (b)      Subsidiaries; Equity Investments.......................................................9

                  (c)      Capital Stock; Securities..............................................................9

                  (d)      Authority.............................................................................10

                  (e)      Financial Information.................................................................10

                  (f)      Absence of Changes....................................................................11

                  (g)      Absence of Undisclosed Liabilities....................................................13

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
                  (h)      Tax Matters...........................................................................13

                  (i)      Title to Assets; Equipment; Real Property.............................................14

                  (j)      Proprietary Assets....................................................................15

                  (k)      Licensed Software.....................................................................16

                  (l)      Contracts, Agreements, Etc............................................................16

                  (m)      Compliance with Legal Requirements....................................................17

                  (n)      Governmental Authorizations...........................................................17

                  (o)      Litigation, Etc.......................................................................17

                  (p)      Accounts and Notes Receivable.........................................................18

                  (q)      Accounts and Notes Payable............................................................18

                  (r)      Environmental Matters.................................................................18

                  (s)      Labor Relations; Employees............................................................19

                  (t)      Employee Benefit Plans................................................................20

                  (u)      Insurance.............................................................................23

                  (v)      Non-Contravention; Consents...........................................................23

                  (w)      Bank Accounts; Powers of Attorney.....................................................24

                  (x)      Brokers...............................................................................24

                  (y)      Related Transactions..................................................................24

                  (z)      Customers.............................................................................24

                  (aa)     Certain Agreements....................................................................24

                  (bb)     Minute Books..........................................................................25

                  (cc)     Business Generally....................................................................25

                  (dd)     Board Approval........................................................................25

                  (ee)     Vote Required.........................................................................25

                  (ff)     Operation of Business.................................................................25

                  (gg)     Disclosure............................................................................25

         3.2      Several Representations and Warranties of the Stockholders.....................................26

                  (a)      Title; Absence of Certain Agreements..................................................26

                  (b)      Organization, Good Standing and Power.................................................26

                  (c)      Brokers...............................................................................27

                  (d)       Representation by Legal Counsel......................................................27

         3.3      Representations and Warranties of Alloy........................................................27

                  (a)      Organization; Good Standing; Qualification and Power..................................27


                  (b)      Capital Stock.........................................................................27

                  (c)      Authority.............................................................................27

                  (d)      SEC Documents.........................................................................28

                  (e)      Brokers...............................................................................29

                  (f)      Financial Information.................................................................29

                  (g)      Disclosure............................................................................29

                  (h)      Acknowledgements......................................................................30

                  (i)      Derivative Securities.................................................................30

(i)      30

ARTICLE IV.......................................................................................................30

         4.1      Related Agreements.............................................................................30

                  (a)      Lock-Up Agreements....................................................................30

                  (b)      Escrow Agreement......................................................................31

                  (c)      Non-Competition Agreements............................................................31

                  (d)      Registration Rights Agreements........................................................31

                  (e)      Employment Agreement..................................................................31

                  (f)      Release Agreements....................................................................31

                  (g)      Sublease..............................................................................31

ARTICLE V........................................................................................................31

         5.1      Preparation of Filings.........................................................................32

         5.2      Approval.......................................................................................32

         5.3      Financial Statements...........................................................................32

         5.4      Stock Exchange Listing.........................................................................32

         5.5       Dissenters Rights.............................................................................33

ARTICLE VI.......................................................................................................33

         6.1      Conditions to Each Party's Obligations.........................................................33

                  (a)      Approvals.............................................................................33

                  (b)      Legal Action..........................................................................34

                  (c)      Legislation...........................................................................34

         6.2      Conditions to Obligations of Alloy.............................................................34

                  (a)      Representations and Warranties of the Company and the Stockholder.....................34

                  (b)      Performance of Obligations of the Company and the Stockholder.........................34


                  (c)      Authorization of Merger...............................................................34

                  (d)      Opinion of the Company's Counsel......................................................34

                  (e)      Consents and Approvals................................................................34

                  (f)      Government Consents, Authorizations, Etc..............................................35

                  (g)      Related Agreements....................................................................35

                  (h)      Absence of Material Adverse Change....................................................35

                  (i)      Asset Sale............................................................................35

                  (j)      Resignation of Directors and Officers.................................................35

                  (k)      Delivery of Closing Financial Certificate.............................................35

                  (l)      Additional Documents..................................................................36

                  (m)      Employee Benefit Plans................................................................36

         6.3      Conditions to Obligations of the Company.......................................................36

                  (a)      Representations and Warranties of Alloy...............................................36

                  (b)      Performance of Obligations of Alloy...................................................36

                  (c)      Related Agreements....................................................................37

                  (d)      Aggregate Consideration...............................................................37

                  (e)      Additional Documents..................................................................37

                  (d)      Opinion of Alloy's Counsel............................................................37

                  (g)      Related Agreements....................................................................37

ARTICLE VII......................................................................................................37

         7.1      Certain Information Required by the Code.......................................................38

         7.2      Restriction on Transfer........................................................................38

         7.3      Confidentiality................................................................................40

ARTICLE VIII.....................................................................................................42

         8.1      Definitions....................................................................................42

                  (a)      "Affiliate............................................................................42

                  (b)      "Event of Indemnification.............................................................42

                  (c)      "Indemnified Persons..................................................................44

                  (d)      "Indemnifying Persons.................................................................44

                  (e)      "Losses...............................................................................44

         8.2      Indemnification Generally......................................................................45

         8.3      Assertion of Claims............................................................................46

         8.4      Notice and Defense of Third Party Claims.......................................................47


         8.5      Survival of Representations and Warranties.....................................................47

         8.6      Potential Additional Adjustment................................................................48

ARTICLE IX.......................................................................................................50

         9.1      Termination....................................................................................50

         9.2      Effect of Termination..........................................................................51

         9.3      Specific Performance...........................................................................51

ARTICLE X........................................................................................................51

         10.1     Expenses.......................................................................................51

         10.2     Entire Agreement...............................................................................51

         10.3     Interpretation.................................................................................51

         10.4     Notices........................................................................................52

         10.5     Counterparts...................................................................................53

         10.6     Governing Law..................................................................................53

         10.7     Benefits of Agreement..........................................................................53

         10.8     Pronouns.......................................................................................53

         10.9     Amendment, Modification and Waiver.............................................................53

         10.10    No Third Party Beneficiaries...................................................................53

         10.11    Consents.......................................................................................54

         10.12    Interpretation.................................................................................54

         10.13    No Joint Venture...............................................................................54




ANNEXES AND SCHEDULES

Disclosure Schedule
Schedule A ................             Landon Stockholders
Schedule 7.4...............             Persons Receiving Alloy Stock Options


         AGREEMENT AND PLAN OF MERGER dated as of April 11, 2001, by and between ALLOY ONLINE, INC., a Delaware corporation ("Alloy"), LANDON MEDIA GROUP, INC., a Massachusetts corporation (the "Company"), CARNEGIE COMMUNICATIONS, INC., a Delaware corporation ("Carnegie"), and the stockholders of the Company, all of whom are listed on Schedule A hereto (the "Stockholders").

         WHEREAS, the Company and Carnegie are engaged, among other things, in the business of providing information about private colleges and universities and the admissions process to high school students and their parents (the "Business"), and Alloy is interested in acquiring the Business;

         WHEREAS, the Boards of Directors of Alloy and the Company have determined that it is in the best interests of their respective stockholders for Alloy to acquire the Company and Carnegie, the Company's sole subsidiary, upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of Alloy and the Company have duly approved and adopted this Agreement and Plan of Merger (this "Agreement"), a Certificate of Merger (the "Certificate of Merger"), Articles of Merger (the "Articles of Merger") and the proposed merger of the Company with and into Alloy in accordance with this Agreement, the Certificate of Merger, the Articles of Merger, the Delaware General Corporation Law (the "DGCL") and the Massachusetts Business Corporation Law (the "MBCL"), whereby, among other things, immediately after the sale by the Company and Carnegie to one or more third parties that may be, but need not be, Affiliates of the Stockholders (the "Purchasers") of all assets of the Company and Carnegie not exclusively or primarily used in the Business (the "Asset Sale"), the Company will merge with and into Alloy, and all of the issued and outstanding shares of (i) Common Stock, no par value per share, of the Company (the "Voting Common") and (ii) Non-Voting Common Stock, $1.00 par value per share (the "Non-Voting Common" and together with the Voting Common, the "Company Common Stock") will be exchanged and converted into the right to receive shares of common stock, $.01 par value, of Alloy (the "Alloy Common Stock"), warrants to purchase shares of Alloy Common Stock and the right to receive certain cash payments, all in the manner set forth in Article II hereof and in the Certificate of Merger and the Articles of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger and the Articles of Merger.

         WHEREAS, as a condition to the willingness of, and as an inducement to, Alloy to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company, the Stockholders and certain other parties are entering into or agreeing to enter into the Related Agreements (as defined herein);

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of
Section 368 of the Code.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Certificate of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

         1.1 The Merger. In accordance with the provisions of and subject to the conditions set forth in this Agreement, the Certificate of Merger, the DGCL and the MBCL, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Alloy (the "Merger"). At and after the Effective Time, Alloy shall be, and is sometimes herein referred to as, the "Surviving Corporation," and the Company and Alloy are sometimes herein referred to as the "Constituent Corporations."

         1.2 The Effective Time of the Merger. Subject to the provisions and conditions of this Agreement, on the Closing Date, the Certificate of Merger shall be executed and verified by each of the Constituent Corporations and delivered to and filed with the Secretary of State of the State of Delaware in the manner provided in the DGCL and the Articles of Merger shall be executed and verified by each of the Constituent Corporations and delivered to and filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts in the manner provided in the MBCL. The Merger shall become effective (i) upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts or (ii) at such time thereafter as is provided in the Certificate of Merger and the Articles of Merger. Such effective time shall be referred to herein as the "Effective Time."

         1.3 Effect of Merger. At the Effective Time the separate existence of the Company shall cease and the Company shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in the DGCL and the MBCL.

         1.4 Charter and By-Laws of Surviving Corporation. From and after the Effective Time, (i) the Charter of Alloy as in effect immediately before the Effective Time shall be the Charter of the Surviving Corporation unless and until altered, amended or repealed as provided in the DGCL, (ii) the by-laws of Alloy shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, the Charter or such by-laws, (iii) the directors of Alloy shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the DGCL, the Charter and the by-laws of the Surviving Corporation, as applicable, and (iv) the officers of Alloy shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the DGCL, the Charter and the by-laws of the Surviving Corporation, as applicable.

         1.5 Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Certificate of Merger, the DGCL and the MBCL, including, without limitation, consummating the Asset Sale.

         1.6 Tax-Free Reorganization. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Except for cash paid or payable to the Stockholders under Section 2.1 hereunder and any cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by Alloy in the Merger in exchange for Company Common Stock. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6.

         1.7 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 10.9, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston Massachusetts, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or another day on which banks are permitted to close in the City and State of New York.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Total Consideration; Effect on Capital Stock. The entire consideration (the "Aggregate Consideration") payable by Alloy with respect to all outstanding shares of Company Common Stock (other than shares canceled pursuant to Section 2.1(b), if any) (the "Outstanding Shares") shall be an aggregate of (i) the number of shares of Alloy Common Stock (subject to adjustment as hereinafter provided) (the "Total Alloy Share Amount") as is obtained by dividing (A) twelve million dollars ($12,000,000) by (B) $9.13 (the "Stipulated Price"); (ii) five million dollars ($5,000,000) in cash payable on the Closing Date (the "Closing Cash Payment"); (iii) four (4) quarterly cash payments of seven hundred thousand dollars ($700,000) each, commencing on the first day of the fourth calendar month following the Closing Date and continuing on the first day of each third calendar month thereafter until all such quarterly payments have been made in full (each, a "Quarterly Cash Payment"); and (iv) one or more warrants by Alloy to purchase additional shares of Alloy Common Stock, on the terms and conditions and in an aggregate amount (the "Total Warrant Share Amount") set forth in the form of Warrant attached as Exhibit A hereto (collectively, the "Warrants"). Notwithstanding the foregoing, and notwithstanding Section 1.6 of this Agreement, Alloy shall have the option, in its sole discretion, to redeem for cash all or a portion of the Warrants at any time. In addition, at any time that the Warrants are exercisable, each Stockholder shall have the option, in their sole discretion, to put to Alloy for cash all or a portion of the Warrant(s) then held by such Stockholder, provided that no such put would disqualify the Merger from treatment as a tax free "reorganization" under the Code. For purposes of any such redemption or put, the aggregate value of the Warrants shall be equal to the then current Minimum Value, as defined in the Warrants. Any such redemption or put shall be consummated in the manner and at the time(s) set forth in the Warrants. In addition, under no circumstances shall Alloy be obligated to issue any shares of Alloy Common Stock under the Warrant if, but only to the extent that, such shares, when aggregated with the Merger Shares and Additional Merger Shares, if any, issued pursuant to this Agreement, would result in the issuance of a number of shares of Alloy Common Stock that exceeds 19.9% of the total number of shares of Alloy Common Stock outstanding as of the day immediately prior to the Closing Date. Notwithstanding the foregoing, if Alloy redeems any or all of the Warrants and, in connection with all such redemptions, Alloy pays the Stockholders cash in an amount that, alone or in combination with all prior actual redemptions and puts, results in the Merger being disqualified from treatment as a tax free reorganization, (i) the Stockholders shall (notwithstanding any other provision of this Agreement) have no liability for any additional Tax payable by the Company or Alloy as a result of such disqualification, and (ii) Alloy shall pay to the Stockholders an additional amount equal to (A) the interest and penalties that actually accrue as a result of the acceleration of all of the long term capital gain on the Merger into tax year 2001, assuming for purposes of such calculation that the Stockholders collectively sold an aggregate of $791,667.00 in value of Merger Shares in each month from and after the Closing Date until the first anniversary of the Closing Date, and (B) the present value of the acceleration of the taxes due on a portion of the long term capital gain on the Merger from tax year 2002 into tax year 2001, assuming for purposes of such calculation that the Stockholders collectively sold an aggregate of $791,667.00 in value of Merger Shares in each month from and after the Closing Date until the first anniversary of the Closing Date, discounted at a annual interest rate equal to the interest rate charged by the Internal Revenue Service on late payments.

         For purposes of the calculation of the exchange ratio for Company Common Stock under Section 2.1(a) hereof, it is assumed that the Redemption Transaction will have occurred and that the number of Outstanding Company Shares is 460.141, comprised of 61.75 shares of Voting Common and 398.391 shares of Non-Voting Common, which number shall be confirmed or updated at the Closing and reflected in the certificate of the Chief Executive Officer of the Company that is being provided to Alloy pursuant to Section 6.2(a) (the "Outstanding Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement, the Certificate of Merger and the Articles of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent
Corporations:

         (a)      Conversion and Exchange Ratio for Company Common Stock.

                  (i) Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any), including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive (1) such number of validly issued, fully paid and non-assessable shares of Alloy Common Stock as is determined by dividing (i) the Total Alloy Share Amount by (ii) the Outstanding Company Share Amount, (2) a Warrant to purchase such number of shares, if any, of validly issued, fully paid and non-assessable Alloy Common Stock, as is determined by dividing (i) the Total Warrant Share Amount by (ii) the Outstanding Company Share Amount, (3) a portion of the Closing Cash Payment as is equal to $5,000,000 divided by the Outstanding Company Share Amount and (4) a portion of each Quarterly Cash Payment as is equal to $700,000 divided by the Outstanding Company Share Amount (collectively, the "Per Share Consideration"). The shares of Alloy Common Stock to be issued upon the exchange and conversion of the Company Common Stock in accordance with this Section 2.1(a) shall sometimes be hereinafter collectively referred to as the "Merger Shares."

                  (ii) As of the Effective Time, all shares of Company Common Stock and all shares and other securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, Company Common Stock or other capital stock or other securities of the Company, if any (collectively, the "Convertible Securities"), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other instrument representing any such shares or interests shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in Section 2.1 hereof, and any cash in lieu of fractional shares of Alloy Common Stock to be issued or paid in consideration for the Company Common Stock, upon surrender of such certificate in accordance with Section 2.2(d) hereof.

                  (iii) The parties acknowledge that the Aggregate Consideration is based upon a presumed consolidated Net Working Capital amount of the Company at Closing equal to $0 ("Presumed Company Net Working Capital"), which shall not include any assets or liabilities which are being transferred in connection with or which arise out of or in connection with the Asset Sale, plus $150,000 in cash, which is the amount of the estimated Actual 2001 FY Tax Liability (as defined below). Notwithstanding the foregoing, if on the Closing Date, the Estimated Company Net Working Capital (as defined in Section 6.2 below) is less than the Presumed Company Net Working Capital, then the Total Alloy Share Amount shall be reduced at Closing by an amount equal to the Working Capital Adjustment Factor (as defined below). Any such reduction shall reduce the overall Aggregate Consideration. For purposes hereof, "Net Working Capital" shall mean current assets less current liabilities, "Working Capital Difference" shall mean the difference, if any, between the Presumed Company Net Working Capital and the Estimated Company Net Working Capital and "Working Capital Adjustment Factor" shall mean the nearest whole number obtained by dividing the Working Capital Difference by the Stipulated Price.

         (b) Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock that is (A) owned by the Company as treasury stock, (B) authorized but unissued, (C) owned by any subsidiary of the Company or (D) owned by Alloy or any subsidiary of Alloy, shall be canceled and no Alloy Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Alloy or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporate or other legal entity.

         2.2      Escrow Deposit; Exchange of Certificates.

         (a) Escrow Agreement. At the Closing, the parties shall enter into an escrow agreement (the "Escrow Agreement") to be dated as of the Effective Time among the Stockholders, Alloy and State Street Bank & Trust Company, as escrow agent (the "Escrow Agent"), pursuant to which, among other things, the Stockholders shall, in accordance with the terms of this Agreement, secure their indemnification obligations pursuant to Article VIII hereof.

         (b) Escrow Deposit. Upon receipt by Alloy at or after the Effective Time from a Stockholder of a certificate or certificates which immediately prior to the Effective Time represented all of the issued and outstanding shares of Company Common Stock owned by such Stockholder (each, a "Company Certificate"), together with the items referred to in Sections 2.2(c) below with respect thereto, Alloy shall cause certificates for Alloy Common Stock to be deposited with the Escrow Agent, and the Stockholders, by their execution and delivery of this Agreement and/or approval of the Merger, hereby authorize and direct Alloy to make such deposit on their behalf, representing initially 197,152 shares of Alloy Common Stock, which equals fifteen percent (15%) of the Total Alloy Share Amount. In addition, Alloy shall, at such time, if any, that it delivers to the Stockholders any Additional Merger Shares pursuant to Section 8.6 hereof cause certificates for Alloy Common Stock to be deposited with the Escrow Agent, and the Stockholders, by their execution and delivery of this Agreement and/or approval of the Merger, hereby authorize and direct Alloy to make such deposit on their behalf, evidencing shares of Alloy Common Stock equal to fifteen percent (15%) of the aggregate number of Additional Merger Shares. The shares of Alloy Common Stock deposited with the Escrow Agent pursuant to the provisions of this Section are referred to collectively as the "Escrow Shares". All calculations to determine the number of Merger Shares and Additional Merger Shares to be delivered into escrow as aforesaid shall be rounded up to the nearest whole share.

         (c) Procedure for Exchange. At the Closing, Alloy shall deliver to each Stockholder in exchange for each Company Certificate or affidavit of loss thereof tendered by such Stockholder (1) a certificate (the "Alloy Certificate") representing that number of Merger Shares that the Stockholder has the right to receive pursuant to Section 2.1(a) with respect to such Company Certificate, less the Escrow Shares attributable to such Company Certificate determined as set forth in this Section 2.2 and the Escrow Agreement, (2) a Warrant representing the portion of the Total Warrant Share Amount, if any, that the Stockholder has the right to receive pursuant to Section 2.1(a), and (3) such amount of the Closing Cash Payment that the Stockholder has the right to receive pursuant to Section 2.1(a) after receipt by Alloy of (i) such Company Certificate for cancellation, together with such other documents as may be reasonably required by Alloy and
(ii) an executed letter of transmittal, in which, among other things, such holder agrees to be bound by Section 7.2(b) and any other applicable restrictions on transfer of the Merger Shares represented by such Alloy Certificate, together with such other documents as may be reasonably required by Alloy, and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Company Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, the Per Share Consideration for each share of Company Common Stock evidenced by such Company Certificate, without interest. All Escrow Shares shall be held by the Escrow Agent, and distributed solely in accordance with, the terms and provisions of the Escrow Agreement.

         (d) Fractional Shares. No fractional shares of Alloy Common Stock shall be issued in connection with the Merger. Any fractional interests will be aggregated so that the total number of Merger Shares a Stockholder receives will be rounded to the nearest whole number of shares of Alloy Common Stock. Each holder of a Company Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of such Certificate, be paid by Alloy an amount of cash equal to the value of such fractional interest based on a price per share equal to the Stipulated Price.

         (e) No Further Ownership Rights. The Per Share Consideration issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock . If, after the Effective Time, any Company Certificate is presented to Alloy or the Surviving Corporation, such Company Certificate shall be canceled and exchanged as provided in this Article II.

         (f) No Liability. Neither Alloy nor the Company shall be liable to any holder of shares of Company Common Stock or Alloy Common Stock, as the case may be, for any Aggregate Consideration (or dividends or distributions with respect thereto) to be issued in exchange for Company Common Stock pursuant to this
Section 2.2, if, on or after the expiration of six months following the Effective Time, such Aggregate Consideration is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) Lost, Stolen or Destroyed Company Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by a Stockholder and the posting by such person of a bond in such amount as Alloy may reasonably direct as indemnity against any claim that may be made against it with respect to such Company Certificate, Alloy will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Shares, Warrants, cash payments and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         2.3      Company Options; Other Securities.

         Neither the Company nor Carnegie has adopted any stock option plan (a "Company Option Plan") any time prior to the date hereof. As of the date hereof there are no, and at the Effective Time there shall be no, outstanding employee or consultant stock options (collectively, the "Company Options") and no other Convertible Securities.

         2.4 Authorization of the Merger, this Agreement, the Certificate of Merger, the Escrow Agreement and the Escrow Agent. The approval of the Merger by the Stockholders, as required by the MBCL and as contemplated by this Agreement, shall constitute approval and ratification by the Stockholders of the (i) Merger, as required by the MBCL, (ii) provisions of this Agreement and the Articles of Merger and Certificate of Merger, and (iii) designation of the Escrow Agent and the approval and ratification by the Stockholders of the terms and provisions of the Escrow Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company, Carnegie and the Stockholders. The Company, Carnegie and each of the Stockholders, jointly and severally, represent and warrant to Alloy that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and Carnegie and delivered by the Company and Carnegie to Alloy simultaneously herewith (the "Disclosure Schedule"):

         (a) Organization; Good Standing; Qualification and Power. The Company
(i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, the Certificate of Merger, the Articles of Merger and the other Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is qualified and in good standing to do business as a foreign corporation and is in good standing under the laws of each of the jurisdictions listed in Section 3.1(a) of the Disclosure Schedule, which constitute the only jurisdictions where the failure to be so qualified and in good standing could have a material adverse effect on the business, financial condition or results of operations of Carnegie (a "Material Adverse Effect"). The Company has delivered to Alloy true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement. Except for Carnegie or as otherwise disclosed in Section 3.1(a) of the Disclosure Schedule, the Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

         (b) Subsidiary; Equity Investments. Carnegie (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is qualified and in good standing to do business as a foreign corporation and is in good standing under the laws of each of the jurisdictions listed in Section 3.1(b) of the Disclosure Schedule, which constitute the only the jurisdictions where the jurisdictions where the failure to be so qualified and in good standing likely would have a Material Adverse Effect. The Company has delivered to Alloy true and complete copies of the Charter and by-laws of Carnegie, in each case as amended to the date hereof. The Company owns all of the issued and outstanding capital stock of Carnegie. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, Carnegie has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.


         (c)      Capital Stock; Securities.

                  (i) The authorized capital stock of the Company consists of
         (A) 6,000 shares of Common Stock, of which (i) 5,000 shares are classified as Voting Common Stock, no par value, of which 61.75 shares are issued and outstanding, and (ii) 1,000 shares are classified as Non-Voting Common Stock, $1.00 par value per share, of which 398.391 shares will be issued and outstanding after giving effect to the Redemption Transaction, and (B) 6,000 shares of Preferred Stock, $1.00 par value per share, no shares of which are issued and outstanding. There are no outstanding Company Options or other Convertible Securities. All outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of the Company or any agreement to which the Company is a party or by which it is bound. Section 3.1(c)(i) of the Disclosure Schedule sets forth a true and complete list of the holders of record shares of Company Common Stock and the number of such shares owned of record and beneficially by each such holder. All outstanding shares of Company Common Stock were issued in compliance with applicable federal and state securities laws. The holders of the Company Common Stock have been or will be properly given, or shall have properly waived, any required notice prior to the Merger.

                  (ii) The authorized capital stock of Carnegie consists of shares of common stock, $1.00 par value per share of which 100 shares are issued and outstanding and all of which are owned by the Company. There are no outstanding options, rights or warrants to purchase any capital stock of Carnegie. All outstanding shares of Carnegie common stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of Carnegie or any agreement to which the Company or Carnegie is a party or by which it is bound. All outstanding shares of Carnegie common stock were issued in compliance with applicable federal and state securities laws.

                  (iii) Except as set forth in this Section 3.1(c), there is no:
         (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of the Company or Carnegie; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or Carnegie; or (iii) written or oral contract, subcontract, lease, instrument, note, option, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (a "Contract") under which the Company or Carnegie is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         (d) Authority. The execution, delivery and performance by the Company of this Agreement, the Certificate of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Certificate of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement, the Certificate of Merger, Articles of Merger and the other Related Agreements to which it is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (e)      Financial Information.

                  (i) The Company has previously delivered to Alloy the following financial statements (collectively, the "Company Financial Statements"):

                  (A) the unaudited consolidated balance sheet of the Company as of February 28, 2001 (the "Company Interim Balance Sheet") and the related consolidated statements of income, cash flows and stockholders equity for the three-month period then ended, prepared by the Company (the "Company Interim Financial Statements"); and

                  (ii) the audited consolidated balance sheet of the Company as at December 31, 1999 and the draft audited consolidated balance sheet of the Company as at December 31, 2000 (the "Company Balance Sheets" and the date of the latter being the "Company Balance Sheet Date"), and the related audited consolidated statements of income, cash flow and shareholders' equity for the year then ended (including complete footnotes thereto), certified by Gosule, Butkus & Jesson, LLP, the Company's independent public accountants (the "Company Accountants"), and accompanied by a copy of such auditor's report.

                  (iii) The Company Financial Statements (A) have been prepared from the books and records of the Company, (B) fairly present the consolidated financial condition of the Company and Carnegie as at the respective dates indicated and the results of operations of the Company and Carnegie for the respective periods indicated, and (C) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except, in the case of the Company Interim Financial Statements, for the absence of complete footnote disclosure as required by GAAP and subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of the Company's or Carnegie's assets, liabilities, revenue or expense.

         (f) Absence of Changes. Except as disclosed in Section 3.1(f) of the Disclosure Schedule, and except as contemplated by (i) the Asset Sale Agreements (as defined below) and (ii) the dividend to the Company of certain working capital of Carnegie and the subsequent redemption by the Company of 50.609 shares of Company Common Stock (the "Redemption Transaction") (between the Company Balance Sheet Date and the date of this Agreement, each of the Company and Carnegie has been operating in the ordinary course and has not:

         (i) sold or transferred any material portion of its assets or any material portion of the interests in such portion, except in the ordinary course of business;

         (ii) incurred any damage, destruction or loss, (whether or not covered by insurance) having or which could have a Material Adverse Effect;

         (iii) declared, set aside or paid any dividend or other distribution of assets with respect to any shares of capital stock of the Company or Carnegie or, directly or indirectly, redeemed, purchased or otherwise acquired any such shares of the Company or Carnegie;

         (iv) made any material change in the nature of its business or operations;

         (v) entered into any material transaction except in the ordinary course of business, or any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company or Carnegie;

         (vi) incurred any Liabilities other than in the ordinary course of business;

         (vii) terminated or indicated any intention to not renew any material Contract between the Company and/or Carnegie and any other person, except in the ordinary course of business;

         (viii) terminated the employment of any officer or key employee of the Company or Carnegie or became aware of the express intent by any officer or key employee of the Company or Carnegie to resign or terminate employment;

         (ix) learned of any labor dispute or union organizing campaign against the Company or Carnegie;

         (x) commenced any litigation or other action, or learned of any commencement of litigation or other action against the Company or Carnegie that may result in any liability against the Company or Carnegie;

         (xi) amended or modified the Company's or Carnegie's Charter or by-laws;

         (xii) effected any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or Carnegie or (B) any employee of the Company, or Carnegie other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

         (xiii) effected any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company or Carnegie;

         (xiv) except as set forth in Section 3.1(f) of the Disclosure Schedule, effected any material write-down or write-up of the value of any asset of the Company or Carnegie, or any write-off of any accounts receivable or notes receivable of the Company or Carnegie or any portion thereof in any event in excess of $20,000 in the aggregate;

         (xv) entered into any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of the Company or Carnegie other than advances to employees in the ordinary course of business for travel and similar business expenses;

         (xvi) made any change in the accounting methods or practices followed by the Company or Carnegie or any change in depreciation or amortization policies or rates theretofore adopted;

         (xvii) made any change in the manner in which Carnegie extends discounts or credit to customers or otherwise deals with customers;

         (xviii) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company or Carnegie to take any of the actions specified in items (i) through
                  (xvii) above; or

         (xix) suffered any adverse change with respect to its business or financial condition which has had or likely will have a Material Adverse Effect, other than any change which has general applicability to the industries in which the Company and Carnegie operate as opposed to changes specifically affecting the businesses of Carnegie and/or the Company.

         (g) Absence of Undisclosed Liabilities. (i) At December 31, 2000, with respect to the Company Balance Sheet, and at February 28, 2001, with respect to the Company Interim Balance Sheet, respectively, the Company had no liability or obligation of any nature (whether matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability")), either individually or in the aggregate in excess of $25,000, required to be set forth on the Company Balance Sheet or the Company Interim Balance Sheet, respectively, in order for the Company Balance Sheet and the Company Interim Balance Sheet, respectively, to accurately present the consolidated financial condition of the Company at the respective dates thereof which was not provided for or disclosed thereon, other than those Liabilities arising in the ordinary course of business as a result of the accounting practices used by the Company in a consistent manner in the ordinary course of its business, and all liability reserves established by Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in April, 1975 ("FAS No. 5")) which were not adequately provided for on the Company Balance Sheet and Company Interim Balance Sheet, respectively, as required by FAS No. 5.

         (h) Tax Matters. The Company and Carnegie and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included: (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed, and have timely paid or will timely pay all amounts shown thereon to be due; and (ii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of the Company and Carnegie attributable to all taxable periods ending on or before the dates of the Company Balance Sheets and the Company Interim Balance Sheet, respectively, have been paid or adequately provided for on the Company Balance Sheets and the Company Interim Balance Sheet (as appropriate) and the Company and Carnegie will not accrue any Tax liability from the Company Balance Sheet Date up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business and any Tax liability incurred in connection with the Asset Sale. Except as set forth on Section 3.1(h) of the Disclosure Schedule, neither the Company nor Carnegie has been notified in writing by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company or Carnegie that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Balance Sheets and the Company Interim Balance Sheet (as appropriate) and neither the Company nor Carnegie has received notification that any proposed additional Taxes have been asserted. Neither the Company nor Carnegie (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code, (ii) is a "personal holding company" within the meaning of Section 542 of the Code and (iii) has been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor Carnegie has agreed to, nor is it required (except as a result of this Merger) to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor Carnegie will incur a Tax Liability resulting from the Company or Carnegie ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

         As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

         (i)      Title to Assets; Equipment; Real Property.

                  (i) Each of the Company and Carnegie owns, and has good, valid and marketable title to the assets purported to be owned by them and which are material to the Company or Carnegie or to the conduct of the Business in a manner substantially similar to business operations of each as of the Company Balance Sheet Date. Except as set forth in
         Section 3.1(i) of the Disclosure Schedule, such assets are owned by the Company or Carnegie free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Company or Carnegie. The material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the Business as presently conducted. The assets, properties and interests in properties of Carnegie to be owned, leased or licensed by Carnegie at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable Carnegie to carry on the Business as presently conducted. The Asset Sale will not result in the distribution of any material assets of either the Company or Carnegie necessary for each to conduct the Business after the Effective Time as presently conducted.

                  (ii) Neither the Company nor Carnegie owns any real property or any material interest in real property, except for the leaseholds created under the real property leases (the "Leases") included in
         Section 3.1(i) of the Disclosure Schedule (the "Leased Real Property"). The Company has provided true and complete copies of each Lease to Alloy. Each of the Leases is in full force and effect and constitutes the valid and binding obligation of the Company or Carnegie, as applicable. The Company has made available to Alloy true and complete copies of all Leases. Except as set forth in Section 3.1(i) of the Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements. As used herein, the term "Encumbrances" shall mean and include any lien, pledge, hypothecation, charge, mortgage, security interest, easement or other encumbrance or cloud on title.

         (j)      Proprietary Assets.

                  (i) The Company and Carnegie each have a valid right to use and exploit the Proprietary Assets owned or licensed by it. Except as set forth in Section 3.1(j) of the Disclosure Schedule, neither the Company nor Carnegie has developed jointly with any other Person any Proprietary Assets with respect to which such other Person has any rights. Except as set forth in Section 3.1(j) of the Disclosure Schedule, as of the date of this Agreement, there is no Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Assets. Set forth in Section 3.1(j) of the Disclosure Schedule is a true and complete list of all Internet domain name registrations, trademarks and other intellectual property or rights thereto which are owned by either the Company or Carnegie.

                  (ii) The Company and Carnegie have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Proprietary Assets (except Proprietary Assets whose value would be unimpaired by public disclosure).

                  (iii) To the knowledge of the Company, Carnegie and the
         Stockholders: (i) all patents, trademarks, service marks and copyrights that are registered with any governmental body and held by the Company or Carnegie are valid and subsisting; (ii) none of the Proprietary Assets infringes any Proprietary Asset owned or used by any other Person.

                  (iv) Neither the Company nor Carnegie has (i) licensed any of the Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Proprietary Assets.

                  (v) Section 3.1(j) of the Disclosure Schedule sets forth, for the Proprietary Assets owned by the Company or Carnegie, a complete and accurate list of all United States and foreign (a) patents; (b) trademarks (including Internet domain registrations and unregistered Trademarks); (c) copyrights (including unregistered copyrights); (d) tradenames or servicemarks; and (e) computer software.

                  (vi) As used herein, the term "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, computer software, computer program, source code, algorithm, invention, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, in any event which is used by or useful to Carnegie or the Company in connection with the operation of the Business.

         (k)      Licensed Software.

                  (i) Section 3.1(k) of the Disclosure Schedule sets forth a true and complete list of all material software programs and applications licensed by Carnegie from any third party (the "Licensed Software") and used by Carnegie in the operation of the Business.

                  (ii) The Licensed Software is validly held and used by Carnegie and may be used by Carnegie pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party.

         (l)      Contracts, Agreements, Etc.

                  (i) Section 3.1(l) of the Disclosure Schedule identifies each Contract in which any of the Company or Carnegie is a party, except for any Excluded Contract. For purposes of this Section 3.1(l) the term "Excluded Contract" shall mean any Contract that the Company or Carnegie has entered in the ordinary course of business that does not
         (i) contemplate or involve the payment of cash or other consideration in an amount in excess of $25,000, (ii) contain any restrictions on the Company's or Carnegie's operations of is business in any jurisdiction or manner or (iii) pertain to the licensing of any Proprietary Asset.

                  (ii) The Company has furnished to Alloy true and complete copies of all Contracts listed in Section 3.1(l) of the Disclosure Schedule. Each such Contract (A) is the legal, valid and binding obligation of the Company and/or Carnegie, as applicable, and, to the best knowledge of the Company, Carnegie and the Stockholders, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (B) is in full force and effect. Neither the Company nor Carnegie nor, to the best knowledge of the Company, Carnegie and the Stockholders, except as set forth in Section 3.1(l) of the Disclosure Schedule, the other party or parties thereto, are in default under any Contract in any material respect.

         (m) Compliance with Legal Requirements. Except as disclosed in Section 3.1(m) of the Disclosure Schedule, each of the Company and Carnegie is in compliance in all material respects with applicable Federal, state, local, municipal, foreign laws, ordinances, regulations and orders ("Legal Requirements"). Except as disclosed in Section 3.1(m) of the Disclosure Schedule, the Company has not received at any time since Company Balance Sheet Date any notice or other written communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         (n) Governmental Authorizations. Each of the Company and Carnegie has all material Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary to the conduct of the Business as presently conducted (collectively, "Governmental Authorizations"). To the Company's, Carnegie's and the Stockholders' knowledge, each such Governmental Authorization is valid and in full force and effect, other than those which the failure to be so in full force and effect could not, either individually or in the aggregate, have a Material Adverse Effect. Each of the Company and Carnegie is in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Neither the Company nor Carnegie has received at any time since the Company Balance Sheet Date any written notice or other written communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. None of such Governmental Authorizations shall be affected in any material respect by the Merger or the transactions contemplated hereby.

         (o) Litigation, Etc. Except as set forth in Section 3.1(o) of the Disclosure Schedule, there are no (i) actions, suits, claims or legal or administrative or arbitration proceedings (collectively, "Actions"), pending, or, any investigations pending or, to the Company's, Carnegie's and the Stockholders' knowledge, threatened against the Company or Carnegie or, to the Company's, Carnegie's and the Stockholders' knowledge, any Actions threatened against the Company or Carnegie, in any event whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or Carnegie, or (iii) disputes with customers or vendors who are material to the operation of the Company's or Carnegie's business in the ordinary course. There are no Actions pending or, to the Company's, Carnegie's and the Stockholders' knowledge, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Company or Carnegie, or future employment by, or association with, Alloy or the Surviving Corporation, of any of the present officers or employees of or consultants to Carnegie (collectively, the "Designated Persons"), or (B) the use, in connection with any business presently conducted or proposed to be conducted by Carnegie or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Carnegie, Alloy, the Surviving Corporation or any of the Designated Persons, that the Company, Carnegie, Alloy, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Alloy all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Disclosure Schedule.

         (p) Accounts and Notes Receivable. All the accounts receivable and notes receivable owing to the Company and Carnegie as of the date hereof (other than those being transferred as part of the Asset Sale) constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof in excess of the amounts for doubtful accounts set forth on the Company Interim Balance Sheet. There is (i) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, Carnegie and the Stockholders, threatened to refuse) to pay its obligations for any reason, other than such account and note debtors as to which an adequate reserve has been established on the Company Interim Balance Sheet, (ii) to the knowledge of the Company, Carnegie and the Stockholders, no account debtor or note debtor that is insolvent or bankrupt and (iii) no account receivable or note receivable which is pledged to any third party by the Company or Carnegie.

         (q) Accounts and Notes Payable. Except as set forth in Section 3.1(q) of the Disclosure Schedule, all accounts payable and notes payable in excess of $25,000 by the Company and Carnegie to third parties as of the date hereof (other than those being transferred as part of the Asset Sale) arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of the Disclosure Schedule.

         (r) Environmental Matters. To the Company's, Carnegie's and the Stockholders' knowledge, (i) each of the Company and Carnegie has complied with and is in compliance with all federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental
Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect; (ii)(A) no portion of any past or present properties of the Company and Carnegie has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in compliance in all respects with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; and (B) in the course of any activities conducted by the Company and Carnegie, no Hazardous Substances have been generated or are being used on such properties except in compliance in all respects with applicable Environmental Laws; (iii) there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by Company and/or Carnegie except as permitted by Environmental Laws or where such emissions, spills, discharges, and releases do not and could not have a Material Adverse Effect; (iv) there are no on-site or off-site location to which the Company or Carnegie has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Company, Carnegie, the Surviving Corporation or Alloy for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and (v) neither the Company nor Carnegie has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Material Adverse Effect. For purposes hereof, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 42 U.S.C.ss.1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.ss. 651 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.

         (s) Labor Relations; Employees. As of April 9, 2001, the Company employed a total of 71 full-time employees and Carnegie employed a total of 26 full-time employees. Except as set forth in Section 3.1(s) of the Disclosure Schedule, (A) neither the Company nor Carnegie is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, Carnegie, any other subsidiary, Alloy nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Company or Carnegie pending before the National Labor Relations Board or any comparable Governmental Authority, and none of the Company's or any subsidiary's employment policies or practices is currently being audited or investigated by any federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or overtly threatened against or involving the Company or Carnegie, (E) to the Company's, Carnegie's and the Stockholders' knowledge, no labor union has taken any action with respect to organizing the employees of the Company or Carnegie, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or Carnegie, and (G) no employee has informed any officer of the Company or Carnegie that such employee will terminate his or her employment or engagement with Carnegie or the Surviving Corporation. To the best knowledge of the Company, Carnegie and the Stockholders, neither the Company nor Carnegie nor any employee of the Company or Carnegie is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or Carnegie or any other party because of the nature of the business conducted or proposed to be conducted by the Company or Carnegie. All individuals considered by the Company or Carnegie to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "common law employees" for tax, benefits, wage, labor or any other legal purpose.

         (t)      Employee Benefit Plans.

                  (i) Section 3.1(t) of the Disclosure Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, voluntary employee beneficiary association, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee of the Company and Carnegie or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company or Carnegie and any employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and Company's or Carnegie's salary and wage arrangements) currently or previously maintained, contributed to or entered into by Company or Carnegie, or any ERISA Affiliate thereof for the benefit of any employee or former employee under which Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. The Company has provided to Alloy true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material modifications, and corporate resolutions related to such plans (B) the three most recent determination letters received from the IRS, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent audited financial statement and actuarial valuation, and (E) all related agreements, insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in Disclosure Schedule. For purposes of Section 3.1(t), "employee" means any common law employee, consultant or director of Company or Carnegie;

                  (ii) Each Employee Plan that is intended to be qualified under
         Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
         Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or overtly threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or overtly threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all material respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or Secretary of the Treasury), including specifically but without limitation the timely filing of the appropriate form of Annual Return/Report of Employee Benefit Plan with all required schedules and attachments for each plan year of each Employee Plan for which such and Annual Return/Report is required, and the Company and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; each contribution by the Company or Carnegie to or in respect of an Employee Plan has been deductible to the Company or Carnegie; the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; Company has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code section 401(k) and has determined that such fees are reasonable and has fully disclosed the nature and amount of such fees to each participant and beneficiary of such Employee Plan; each Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States.

                  (iii) Except as set forth in Section 3.1(t)(iii) of the Disclosure Schedule, no Employee Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in Section 413(c) of the Code. Company has never incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. With respect to the terminated Landon Associates, Inc. Pension Trust (the "Pension Trust"), such Pension

         Trust has been terminated in a "standard termination" under ERISA
         Section 4041(b) and all benefit liabilities of the Pension Trust have been fully discharged; and neither the Company, Carnegie nor the Pension Trust has any liability to any participant therein (or any beneficiary, spouse, alternate payee or other person claiming through any participant therein) or to the Pension Benefit Guaranty Corporation
         (PBGC), or to any other person, and there are no grounds or basis for any such participant (or beneficiary, spouse, alternate payee or other person claiming through a participant) or PBGC or other person to assert any claim or liability against the Company, Carnegie or the Pension Trust, in either case in respect of such terminated Pension Trust.

                  (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of Company. Each Employee Plan which is a group health plan has been maintained in compliance in all material respects with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to Section 1862(b) (1) of the Social Security Act has been operated in compliance in all material respects with the secondary payor requirements of Section 1862(b)(1) of such Act.

                  (v) All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in Company Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

                  (vi) Except as set forth on Section 3.1(t)(vi) of the Disclosure Schedule, no Employee Plan currently or previously maintained by Company or any of its ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither Company nor its ERISA Affiliates has any obligations (whether written or real) to provide any post-termination benefits in the future (except for COBRA Coverage).

                  (vii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the relevant Employee Plans, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (viii) With respect to each Employee Plan, (A) Company has expressly reserved in itself the right to amend, modify or terminate any such Employee Plan, or any portion of it, and has made no representations (overtly or in writing) which would conflict with or contradict such reservation of right; and (B) Company has satisfied any bond coverage requirement of ERISA.

         (u) Insurance. The Company and Carnegie maintain insurance coverage that is customary among entities of similar size engaged in similar lines of business as the Company and Carnegie. All material policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company, Carnegie and the Stockholders, no basis exists for termination of any thereof on the part of the insurer. Such policies of insurance will continue to be in full force and effect in all material respects following the Effective Time. To the best knowledge of the Company, Carnegie and the Stockholders, the amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company and Carnegie. To the best knowledge of the Company, Carnegie and the Stockholders, neither the Company nor Carnegie has, since its inception, been denied or had revoked or rescinded any policy of insurance.

         (v) Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement, the Certificate of Merger and the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with or result in a violation of any of the provisions of the Charter or bylaws of the Company or Carnegie;

         (ii) contravene, conflict with or result in a violation in any material respect of, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or Carnegie is subject or bound, or pursuant to which any material assets owned or used by the Company or Carnegie is subject or bound or result in the creation of any Encumbrance on any material asset of the Company or Carnegie;

         (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization issued, granted given or otherwise made available by or under the authority of any Governmental Authority, that is held by the Company or Carnegie or that otherwise relates to the business of the Company or Carnegie or to any material assets owned or used by the Company or Carnegie; or

         (iv) contravene, conflict with or result in a violation or breach in any material respect of, or result in a default in any material respect under, any Contract.

         Except as may be required by the MBCL, the Company is not or will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, the Certificate of Merger, the Articles of Merger or the Related Agreements or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except where the failure to take such actions will not have a Material Adverse Effect or a material adverse effect on the ability of the Company or the Stockholders to consummate the transactions contemplated hereby or by the Related Agreements. Except as may be set forth in Section 3.1(v) of the Disclosure Schedule, the Company is not or will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the consummation of the Asset Sale.

         (w) Bank Accounts; Powers of Attorney. Section 3.1(w) of the Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of Company and Carnegie and all persons who are signatories thereunder or who have access thereto, and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from Company and Carnegie and a summary of the terms thereof.

         (x) Brokers. The Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than a fee due and payable by the Company to Veronis, Suhler & Associates, LLC upon the effectiveness of the Merger (the "VS&A Fee"), which fee will be paid by the Stockholders.

         (y) Related Transactions. No current or former director, officer or securityholder of Company or Carnegie that is an Affiliate (as defined in Section 8.1) of the Company or Carnegie or any associate thereof, is now or has been at any time since January 1, 1998 a party to any transaction with Company or Carnegie (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of Company or Carnegie or associate thereof), or is now or has been at any time since January 1, 1998, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of Company or Carnegie (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than Company or Carnegie which relates to the business of, or should properly accrue to, Company or Carnegie. Section 3.1(y) of the Disclosure Schedule contains a true and complete list of all Persons who, to the knowledge of the Company, Carnegie and the Stockholders, may be deemed to be Affiliates of the Company or Carnegie, including, without limitation, all directors and executive officers of the Company and Carnegie.

         (z) Customers. Section 3.1(z) of the Disclosure Schedule sets forth a true and complete list of the 20 largest revenue producing customers of Carnegie during calendar year 2000.

         (aa) Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company or Carnegie from Company or the Surviving Corporation under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former director, officer or key employee of Company or Carnegie, materially increase any benefits otherwise payable under any Employee Plan or the Benefit

Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         (bb) Minute Books. Except as disclosed in Section 3.1(bb) of the Disclosure Schedule, (i) the minute books of Carnegie provided to Alloy for review contain a complete summary of all meetings of and actions required by its directors and stockholders the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects and (ii) the minute books of the Company provided to Alloy for review contain a complete summary of all meetings of and actions required by its directors and stockholders from April 19, 1996 to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

         (cc) Business Generally. There have been no events or transactions, or information which has come to the attention of the Company or any officer, director or key employee thereof that could reasonably be expected to have a Material Adverse Effect, neither the Company nor Carnegie is subject to any Charter or other corporate restriction or, to the Company's, Carnegie's and the Stockholders' best knowledge, neither the Company nor Carnegie is obligated under any Contract, in any event which could have a Material Adverse Effect.

         (dd) Board Approval. The Board of Directors of the Company has by majority vote (i) approved this Agreement, the Certificate of Merger, the Articles of Merger and each of the other Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Certificate of Merger, the Articles of Merger and the MBCL.

         (ee) Vote Required. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock approving this Agreement, the Merger, the Certificate of Merger and the Articles of Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Certificate of Merger and the transactions contemplated hereby and thereby.

         (ff) Operation of Business. With respect to the businesses of the Company and Carnegie, as of the Closing Date, the Company and Carnegie, as applicable, shall have paid all refunds due and issued all credits due relating to or arising out of orders, merchandise returns, allowances, cancellations and overpayments processed and due in the ordinary course of business since the Company Balance Sheet Date. For purposes of this Agreement, a transaction shall be deemed processed when it is entered into the mail order computer system of the Company or Carnegie, as applicable.

         (hh) Disclosure. Neither Section 3.1 of this Agreement nor any financial statement, certificate, exhibit or disclosure schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

         3.2 Additional Representations and Warranties of Each of the Stockholders. Each Stockholder jointly and severally represents and warrants to Alloy as follows:

         (a) Title; Absence of Certain Agreements. The Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to, the number of shares of outstanding shares of Company Common Stock set forth opposite such Stockholder's name in Section 3.1(c) of the Disclosure Schedule, with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between the Stockholder and the Company and/or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

         (b) Organization, Good Standing and Power. Each Stockholder that is other than a natural person is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Stockholder has full and absolute power and authority to enter into this Agreement and each Related Agreement being executed and delivered by such Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party, and, if such Stockholder is other than a natural person, has been duly authorized by all requisite action on the part of the Stockholder; and this Agreement and each Related Agreement to which the Stockholder is a party has been duly executed and delivered by the Stockholder, and is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (A) conflict with,
(B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any Company Common Stock held by such Stockholder under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his or its properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his or its properties, assets or rights which conflict, breach, default or violation or other event would prevent, hinder or impede the consummation of the transactions contemplated by this Agreement, the Certificate of Merger, the Articles or Merger or any Related Agreement to which the Stockholder is a party. Except as set forth in Section 3.2(b) of the Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Alloy) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such

Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

         (c) Brokers. Such Stockholder does not have, nor have any of its officers, directors, trustees, members or employees (if any) employed, any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (d) Representation by Legal Counsel. The Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement, the Certificate of Merger, the Articles of Merger and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

         3.3 Representations and Warranties of Alloy . Alloy hereby represents and warrants to the Company as follows:

         (a) Organization; Good Standing; Qualification and Power. Alloy (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, the Certificate of Merger and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Alloy has delivered to the Company true and complete copies of its Charter and by-laws.

         (b) Capital Stock. Alloy's Quarterly Report on Form 10-Q filed with the SEC with respect to the fiscal quarter ended October 31, 2000 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Alloy as of such date. Alloy has duly authorized and reserved for issuance the Merger Shares and the Additional Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares, Additional Merger Shares and any shares of Alloy Common Stock issuable upon exercise of the Warrants will be validly issued, fully paid and non-assessable and free of preemptive rights. Alloy has duly authorized the Warrants, and there exist a sufficient number of authorized but unissued shares of Alloy Common Stock to allow for the exercise in full of the Warrants. Upon issuance of any shares of Alloy Common Stock upon exercise of the Warrants, such shares will be validly issued, fully paid and non-assessable and free of preemptive rights. No further action by the Board of Directors of Alloy is required for the issuance of the Merger Shares, Additional Merger Shares or any shares of Alloy Common Stock issuable upon exercise of the Warrants.

         (c) Authority. The execution, delivery and performance by Alloy of this Agreement and each of the Related Agreements to which it is a party, including, without limitation, the Warrants, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Alloy. This Agreement and each of the Related Agreements to which Alloy is a party, including, without limitation, the Warrants, are valid and binding obligations of Alloy, enforceable against Alloy in accordance with their respective terms. Neither the execution, delivery and performance by Alloy of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with,
(B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Alloy under any term, condition or provision of (x) any instrument or agreement to which Alloy is a party, or by which Alloy or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Alloy or any of its properties, assets or rights or (z) Alloy's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger or any Related Agreement to which Alloy is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Alloy of this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information, if any, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Alloy to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.


         (d)      SEC Documents.

                  (i) Alloy has furnished or made available to the Company a correct and complete copy of Alloy's Quarterly Report on Form 10-Q ("Form 10-Q") filed with the SEC with respect to the fiscal quarter ended October 31, 2000 and each report, schedule, registration statement and definitive proxy statement filed by Alloy with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Alloy was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Alloy SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective times, none of Alloy SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Alloy SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                  (ii) The financial statements (including the notes thereto) of Alloy included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Alloy as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the period then ended.

                  (iii) Immediately prior to the Effective Time, the authorized capital stock of Alloy will consist of 50,000,000 shares of Alloy Common Stock, of which 21,248,403 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 1,850,000 have been designated as its Series A Convertible Preferred Stock (the "Series A Preferred") pursuant to a Certificate of Designation filed with the Secretary of State of the State of Delaware on February 16, 2001, and 1,052,632 shares of which are issued and outstanding.

                  (iv) As of March 1, 2001, the outstanding subscriptions, options, warrants, calls, contracts, demands, commitments and convertible securities of Alloy under which Alloy is obligated to issue any securities of any kind representing an ownership interest in Alloy, consisted of the shares of Series A Preferred, warrants to purchase 307,018 shares of Alloy Common Stock issued in connection with Alloy's issuance and sale of the Series A Preferred and outstanding stock options in respect of 4,596,518 shares of Alloy Common Stock with an average strike price of $12.54 per share and warrants in respect of 232,865 shares of Alloy Common Stock with an average exercise price of $5.06. Since March 1, 2001, Alloy has issued similar rights in respect of not more than 100,000 shares of Alloy Common Stock.

         (e) Brokers. Neither Alloy nor any of its officers, directors, or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (f) Financial Information. The results of operations announced by Alloy in its March 15, 2001 earnings press release fairly present the results of operations of Alloy and its consolidated subsidiaries for its fiscal year 2001, subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change thereto, taken as a whole.

         (g) Disclosure. None of the Alloy SEC Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

         (h) Acknowledgements. Alloy acknowledges that: (i) it will have completed to its satisfaction its own due diligence review with respect to the Company and Carnegie; (ii) it has had access to its satisfaction to the Company and Carnegie and their respective businesses and affairs; (iii) the occurrence of the Closing shall be deemed to constitute the satisfaction and/or waiver of each of the conditions precedent set forth in Article VI hereof.

         (i) Derivative Securities. Alloy is not obligated to issue any shares of Alloy Common Stock or any securities convertible into Alloy Common Stock, or any warrants, options or other rights to acquire (directly or indirectly), any Alloy Common Stock, pursuant to which the price payable for any such Alloy Common Stock is or is to be, in whole or in part, based on or derived from or by reference to any trading price or other measure of value of Alloy Common Stock. The holder of the Series A Preferred has agreed not to effect, directly or indirectly, any "short sales" (as defined in Rule 3b-3 of the Exchange Act) of any Alloy Common Stock or any securities convertible into any Alloy Common Stock, and to not engage in any other transactions involving any hedging of such holder's shares of Alloy Common Stock or any securities convertible into any Alloy Common Stock or use of any puts, calls or other derivatives in connection with any of such holder's shares of Alloy Common Stock or any securities convertible into any Alloy Common Stock. Such restrictions expire on the earlier of (i) February 15, 2004 and (ii) the date on which Alloy exercises its right to require the conversion of Series A Preferred into Alloy Common Stock as provided in Section 8.4 of the Certificate of Designation creating the Series A Preferred.


         (j) Tax Matters. Alloy has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code. Except as otherwise provided in this Agreement, no liabilities of any person other than the Company will be assumed by Alloy in connection with the Merger. Following the Merger, one or more members of Alloy's qualified group as defined in Treas. Reg. Section 1.368-1(d)(4)(ii) will either continue the historic private colleges and universities business of the Company or use a significant portion of the Company's historic business assets (i.e. not less than fifty percent of the historic business assets of Carnegie received in this Merger) in a business. Alloy is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code.


                                   ARTICLE IV

                               RELATED AGREEMENTS

         4.1 Related Agreements. At the Closing, the following agreements (such agreements, together with the Escrow Agreement being herein collectively referred to as the "Related Agreements") shall be executed and delivered by the respective parties thereto:

         (a) Lock-Up Agreements. Each Stockholder shall execute and deliver an Investment Representation and Lock-Up Agreement with Alloy in a form reasonably acceptable to Alloy, effective as of the Effective Time (the "Lock-Up Agreements"), providing, among other matters, that the Stockholders and their transferees shall not transfer their shares of Alloy Common Stock following the Effective Time except as provided therein and including a representation as to such person's intentions with respect thereto. Alloy shall be entitled to place legends on the certificates evidencing any Alloy Common Stock to be received by a Stockholder and its transferees pursuant to the terms of this Agreement and the Certificate of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Alloy Common Stock, consistent with the terms of the Lock-Up Agreement, whether or not the Lock-Up Agreement is actually delivered to Alloy.

         (b) Escrow Agreement. Alloy, the Stockholders and the Escrow Agent shall enter into the Escrow Agreement.

         (c) Non-Competition Agreements. Each of the Stockholders and, with respect to those Stockholders that are trusts, the beneficiaries of such trusts (collectively, the "Trust Beneficiaries") shall enter into an agreement with Alloy in a form reasonably acceptable to Alloy, to be effective as of the Effective Time (the "Non-Competition Agreements"), providing for, among other things, a three-year restriction upon such person from competing with the businesses of Alloy, Carnegie and the Surviving Corporation.

         (d) Registration Rights Agreement. The Stockholders and Alloy shall enter into a Registration Rights Agreement effective as of the Effective Time (the "Registration Rights Agreement"), providing for certain registration rights with respect to the Merger Shares and shares issuable upon exercise of the Warrants, if any.

         (e) Employment Agreement. Alloy and Joseph F. Moore shall enter into a mutually acceptable employment agreement effective immediately following the Effective Time.

         (f) Release Agreements. Each Stockholder and each officer of the Company and Carnegie shall enter into a Release Agreement, effective as of the Effective Time (the "Release Agreements"), providing for, among other things, release of the Company, Carnegie, Alloy and Alloy's affiliates from any and all claims, known and unknown, that such person may have against the Company or Carnegie through the Effective Time.

         (g) Sublease. Carnegie and Carnegie Communications LLC shall enter into a sublease, in form and substance satisfactory to Alloy, pursuant to which Carnegie shall sublease from Carnegie Communications LLC space in the building currently occupied by the Company and Carnegie in Westford, Massachusetts.


                                    ARTICLE V

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

         5.1 Preparation of Filings. As promptly as practicable after the date of this Agreement, Alloy and the Stockholders shall properly prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state laws, and Alloy shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "Filings"). The Company shall promptly furnish Alloy with all information concerning the Company and the Stockholders as may be reasonably requested by Alloy in connection with any action contemplated by this Section 5.1. Alloy, the Company and the Stockholders will notify the others promptly of the receipt of any comments from any government officials for amendments or supplements to any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merger or any Filing. Except as may be prohibited by any Legal Requirement or any Governmental Authority, Alloy and the Company shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to any Filing, Alloy, the Company and the Stockholders, as the case may be, shall promptly inform the other parties of such occurrence and cooperate in filing with any government officials, such amendment or supplement.

         5.2 Approval. The Company shall (a) take or cause to be taken all such other action as may be required by the MBCL and any other applicable law in connection with the Merger and this Agreement, in each case as promptly as reasonably possible and (b) reasonably cooperate with and assist Alloy and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or Governmental Authority.

         5.3 Financial Statements. The Company will provide Alloy at or prior to the Effective Time with a draft of the audited consolidated balance sheet of Carnegie and related drafts of the audited consolidated statements of income, cash flow and shareholders' equity as of and for the most recently completed fiscal year-end of Carnegie (the "Draft Financials"), and will retain the services of Holtz, Rubenstein LLP to review the audit of the Draft Financials and opinion, footnotes and other documentation required for filing of the audited financial statements of Carnegie with the Form 8-K required to be filed by Alloy following consummation of the Merger; provided, however, that no later than fifteen (15) days following the Closing Date the Stockholders will provide Alloy with the final audited consolidated balance sheet of Carnegie and related final audited consolidated statements of income, cash flow and shareholders' equity as of and for the most recently completed fiscal year-end of the Company that will not materially differ from the Draft Financials. Alloy shall pay, or if not so paid, reimburse the Stockholders after the Closing for, the fees and expenses of Holtz Rubenstein.

         5.4 Stock Exchange Listing. Alloy shall use all commercially reasonable efforts to have authorized for quotation on NASDAQ National Market System, upon official notice of issuance, the Merger Shares and shares of Alloy Common Stock, if any, issuable upon exercise of the Warrant.

         5.5 Dissenter's Rights. By their execution hereof, each of the Stockholders hereby waives all dissenters' rights and similar rights of appraisal, if any, they may have under the provisions of the MBCL in connection with the Merger and the transactions contemplated by the Asset Purchase Agreements.

         5.6 Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell Common Stock to the public without registration or pursuant to registration, Alloy covenants that:

                  (a) it will file the reports required to be timely filed by Alloy under the Securities Act and the Exchange Act, so as to enable the Stockholders to sell shares of Alloy Common Stock received hereunder pursuant to Rule 144 under the Securities Act;

                  (b) subject to the provisions of the Lock-Up Agreements, it shall cooperate with any Stockholder in connection with any sale, transfer or other disposition by such Stockholder of any shares of Alloy Common Stock received hereunder pursuant to Rule 144 under the Securities Act; and

                  (c) it will take such action as any Stockholder may reasonably request, including, without limitation, furnishing to such Stockholder, upon its written request, a written statement signed by Alloy and addressed to such Stockholder stating whether or not Alloy is in compliance with the filing requirements of Section 13 or 15(d) of the Securities Act during the preceding 12 months, all to the extent required from time to time to enable such Stockholder to sell shares of Alloy Common Stock received hereunder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

         For purposes hereof, "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligations. The obligations of each party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions, at or prior to the Closing unless waived (to the extent such conditions can be waived) by all parties hereto:

         (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority or any other Person (including, without limitation, by contract) necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

         (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

         (c) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         6.2 Conditions to Obligations of Alloy. The obligations of Alloy to perform this Agreement and effect the Merger are subject to the satisfaction of the following conditions at or prior to the Closing unless waived (to the extent such conditions can be waived) by Alloy:

         (a) Representations and Warranties of the Company, Carnegie and the Stockholders. The representations and warranties of the Company, Carnegie and the Stockholders set forth in Section 3.1 and 3.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its term is qualified by materiality, in which case it shall be true and correct in all respects) as of the Effective Time (excluding any representation or warranty that refers specifically to the date of this Agreement, "the date hereof" or any other date other than the Effective Time) as though made on and as of the Effective Time, and Alloy shall have received certificates signed by the Chief Executive Officer or President of the Company and the Stockholders to that effect.

         (b) Performance of Obligations of the Company, Carnegie and the Stockholders. The Company, Carnegie and the Stockholders shall have performed in all material respects the obligations required to be performed by it and them, respectively, under this Agreement prior to or as of the Effective Time, and Alloy shall have received a certificate signed by the Chief Executive Officer on behalf of the Company and the Stockholders, respectively, to that effect.

         (c) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger and the Related Agreements by the Company and Carnegie and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company and Carnegie, and the Company and the Stockholders shall have full power and right to effect the Merger on the terms provided herein.

         (d) Opinion of the Company's Counsel. Alloy shall have received an opinion dated the Closing Date of Bingham Dana LLP, counsel to the Company, in form and substance reasonably acceptable to Alloy.

         (e) Consents and Approvals. Alloy shall have received duly executed copies of all consents and approvals contemplated by this Agreement or the Disclosure Schedule, in form and substance satisfactory to Alloy, including, without limitation, all consents and approvals required to effect consummation of the Asset Sale.

         (f) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority, if any, which are required for the consummation by the Company or Carnegie of the transactions contemplated hereby and thereby shall have been obtained or made.

         (g) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time or the Closing Date, as the case may be, and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time or the Closing Date, as the case may be, shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement. In addition, all of the Stockholders shall have entered into Lock-Up Agreements with Alloy.

         (h) Absence of Material Adverse Change. There shall have been no change in the Business or financial condition of the Company or Carnegie having or which is reasonably likely to have a Material Adverse Effect prior to the Effective Time; provided, however, that for purposes of determining whether there shall have been a Material Adverse Effect, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse changes resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded, (iii) any adverse change resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse changes resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

         (i) Asset Sale. The Company and Landon Media Group, LLC, on the one hand, and Carnegie and Carnegie Communications, LLC, on the other hand, shall have entered into Asset Purchase Agreements and related bills of sale, assignment and assumption agreements and such other documents and instruments, in form and substance reasonably satisfactory to Alloy, as may be required to effect and consummate the Asset Sale immediately prior to the Effective Time (collectively, the "Asset Sale Agreements"), and the Asset Sale shall have been consummated in accordance with the provisions of the Asset Sale Agreements.

         (j) Resignation of Directors and Officers. The directors and officers of Carnegie immediately prior to the Effective Time shall have resigned as directors and officers of Carnegie effective as of the Effective Time.

         (k) Delivery of Closing Financial Certificate. Alloy shall have received a certificate prepared by the Company and dated as of the Closing Date (the "Closing Financial Certificate"), setting forth an estimate of the Net Working Capital of the Company as of the Closing Date (the "Estimated Company Net Working Capital"). The parties acknowledge and agree that for the purposes of determining Estimated Company Net Working Capital and Actual Company Net Working Capital (defined below), the liabilities of the Company shall not include the VS&A Fee.

         (l) Additional Documents. Alloy shall have received the following documents:

             (i) from Carnegie a certificate of good standing of Carnegie issued by the Secretary of State of the State of Delaware dated within 7 business days of the Effective Time and certificates signed by the Secretary of Carnegie that certify the Charter, By-laws and Board resolutions for Carnegie and by the President of Carnegie that certify that the representations and warranties of Carnegie made herein are true as of the Effective Time;

             (ii) from the Company (1) a certificate of good standing of the Company issued by the Secretary of State of the State of Massachusetts dated within 7 business days of the Effective Time, (2) a certificate as to the Company's due qualification and license to do business issued by the Secretary of State of the States and other jurisdictions listed in Section 3.1 of the Disclosure Schedule and dated within 7 business days of the Effective Time and
(3) certificates signed by the Secretary of the Company that certify the Charter, By-laws and Board resolutions for the Company and by the President of the Company that certify that the representations and warranties of the Company made herein are true as of the Effective Time; and

             (iii) from each of the Stockholders, certificates that certify that the representations and warranties of such Stockholder made herein are true as of the Effective Time.

         (m) Employee Benefit Plans. In connection with the Asset Sale, the Company and/or Carnegie, as applicable, shall assign, and the Purchasers shall assume, each of the Employee Plans; and the Purchasers shall assume any and all liabilities and obligations of the Company and/or Carnegie of any nature (whether matured or unmatured, fixed or contingent, past or future, accrued, absolute or otherwise) arising out of or in any way related to, directly or indirectly, any Employee Plan.

         6.3 Conditions to Obligations of the Company and Carnegie. The obligations of the Company and Carnegie to perform this Agreement and the Certificate of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the
Company:

         (a) Representations and Warranties of Alloy. The representations and warranties of Alloy set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the Effective Time (excluding any representation or warranty that refers specifically to "the date of this Agreement, "the date hereof" or any other date other than the Effective Time) as though made on and as of the Effective Time, and the Company shall have received a certificate signed by the Chief Executive Officer or President of Alloy to that effect.

         (b) Performance of Obligations of Alloy Alloy shall have performed in all material respects its obligations required to be performed by it under this Agreement and the Certificate of Merger prior to or as of the Effective Time and the Company shall have received a certificate signed by a duly authorized officer of Alloy to that effect.

         (c) Related Agreements. Alloy shall have executed and delivered the Related Agreements to which it is a party and all other agreements to which Alloy is to be party pursuant to the terms of Section 4.1 and each such agreement shall be in full force and effect in accordance with its terms.

         (d) Aggregate Consideration. Alloy shall have delivered an irrevocable letter to its transfer agent directing the transfer agent to deliver the Merger Shares to the Stockholders and Escrow Agent, as applicable, shall have delivered duly executed Warrants to the Stockholders, and shall have delivered the Closing Cash Payment by means of wire transfer to an account or accounts as may be specified in writing by the Stockholders to Alloy not later than the Business Day prior to the Closing Date.

         (e) Additional Documents. The Stockholders shall have received the following documents from Alloy:

             (i) a certificate of good standing of Alloy issued by the Secretary of State of the State of Delaware dated within 7 business days of the Effective Time, and

             (ii) certificates signed by the Secretary of Alloy that certify the Charter, By-laws and Board resolutions for Alloy and by the President of Alloy hat certify that the representations and warranties of Alloy made herein are true as of Effective Time.

         (f) Opinion of Alloy's Counsel. The Stockholders shall have received an opinion dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Alloy, in form and substance reasonably acceptable to the Stockholders.

         (g) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time or the Closing Date, as the case may be, and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time or the Closing Date, as the case may be, shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement. In addition, Robertson Stephens shall have delivered a comfort letter, in form and substance reasonably satisfactory to the Stockholders, as to Roberston Stephens undertaking to acquire shares of Alloy Common Stock from the Stockholders at times when public shares thereof are not permitted by reason of the withdrawal or suspension of any then effective registration statement relating thereto.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Certain Information Required by the Code. Each holder of Company Common Stock or Convertible Securities who holds ten percent (10%) or more (by value) of the interests in the Company immediately prior to the Merger, within the meaning of Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Competition Agreement or other agreement with the Company or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or
Section 707(b)(1) of the Code) shall furnish Alloy with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Alloy may request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

         7.2      Restriction on Transfer.

         (a) The shares of Alloy Common Stock to be issued to the Stockholders pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.2, which conditions are intended to insure compliance with the provisions of the Securities Act. The Stockholders shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the stockholders.

         (b) Each certificate representing Restricted Securities issued to the Stockholders and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION
                  7.2 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 11, 2001, BY AND BETWEEN ALLOY ONLINE, INC., LANDON MEDIA GROUP, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ALLOY ONLINE INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF AN ALLOY ONLINE INC. CERTIFICATE, NOT

                  BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY AND REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY ONLINE INC. THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT WITH THE ISSUER WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM THE ISSUER AT ITS EXECUTIVE OFFICES."

         (c) Upon approval of the Merger by the Stockholders as contemplated hereby, the Stockholders are deemed to agree (and by execution and delivery of this Agreement and the Lock-Up Agreement the Stockholders confirm their agreement) that, prior to any Transfer of Restricted Securities, to give written notice to Alloy of the Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if reasonably requested by Alloy, shall be accompanied by the written opinion, addressed to Alloy, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Alloy) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Alloy. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.2(b) unless (x) in such opinion of counsel of Alloy registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Alloy shall have waived the requirement of such legends. No holder of any Restricted Securities shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Alloy or unless such opinion is not required in accordance with the provisions of this
Section 7.2(c)).

         (d) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.2(c) and, pursuant to
Section 7.2(c), the securities so transferred are not required to bear the legend set forth in Section 7.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Alloy, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2(b) and not containing any other reference to the restrictions imposed by this Section 7.2.

         (e) To enforce the restrictions set forth in this Section 7.2, the Stockholders understand and agree that Alloy, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by a Stockholder but not as to certificates for such shares of Alloy Common Stock as to which the legend set forth in paragraph (b) of this Section 7.2 is no longer required because one or more of the conditions set forth in Section 7.2(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 7.2 or that is or may otherwise be unlawful.

         7.3      Confidentiality.

         (a) The Stockholders acknowledge and recognize that the Subject Business (as defined below) has been conducted or is currently planned to be conducted by Alloy, the Surviving Company and Carnegie, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Stockholders of the transactions contemplated hereby, and in consideration of and as an inducement to Alloy to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Stockholders shall not (and shall cause each of their respective Affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their Affiliates and subsidiaries not to) use or disclose to any person, any Company Confidential Information or the terms and conditions of this Agreement or any of the Related Agreements, for any reason or purpose whatsoever, nor shall it or they make use of any of the Company Confidential Information for its own purposes or for the benefit of any Person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Alloy and the Surviving Corporation, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any, or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by confidentiality provisions substantially identical to those contained herein; provided, that after the filing by Alloy of a Form 8-K relating to the transactions contemplated hereby and by the Related Agreements, the Stockholders may disclose only of the terms and conditions thereof as is contained in such Form 8-K. For purposes of this Agreement, "Company Confidential Information" shall mean the Proprietary Assets and any other intellectual property rights of the Company, Carnegie or the Surviving Corporation relating to the Business or Alloy or its Affiliates and all information of a proprietary nature relating to Carnegie, the Surviving Corporation, Alloy, its Affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company or otherwise becomes public other than as a result of the breach by the Company or a Stockholder of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Alloy or the Company or is independently developed by the Company). As used herein, the term "Subject Business" shall mean (i) the Business and (ii) the business of Alloy or any of its Affiliates.

         (b) Alloy acknowledges and recognizes that the Stockholder Business (as defined below) has been conducted or is currently planned to be conducted by one or more Stockholders and/or their Affiliates, and further acknowledge and recognize the highly competitive nature of the industry in which the Stockholder Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to Alloy of the transactions contemplated hereby, and in consideration of and as an inducement to the Stockholders to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, Alloy shall not (and shall cause its Affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their Affiliates and subsidiaries not to) use or disclose to any person, any Stockholder Confidential Information for any reason or purpose whatsoever, nor shall it or they make use of any of the Stockholder Confidential Information for its own purposes or for the benefit of any person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to the Stockholders, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any, or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Stockholder Confidential Information" shall mean Intellectual Property Rights of a Stockholder, or its Affiliates and all information of a proprietary nature relating to a Stockholder or its Affiliates or a Stockholder's Business (other than information that is in the public domain at the time of receipt thereof by Alloy or otherwise becomes public other than as a result of the breach by Alloy of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to a Stockholder or is independently developed by Alloy) and the terms and conditions of this Agreement. As used herein, the term "Stockholder Business" shall refer solely to the business currently being conducted by the Company and Carnegie that is the subject of the Asset Sale. Notwithstanding the foregoing, if this Agreement is terminated for any reason prior to consummation of the Merger and the other transactions contemplated hereby, the "Stockholder Business" shall be deemed to include the Business and the "Stockholder Confidential Information" shall be deemed to include the Intellectual Property Rights of the Company and Carnegie.

         7.4 Option Grants. On the Closing Date, Alloy shall grant to those employees of the Company and Carnegie listed on Schedule 7.4 hereto options to purchase an aggregate of 50,000 shares of Alloy Common Stock at an exercise price per share equal to the closing price of a share of Alloy Common Stock on the NASDAQ for the trading day immediately preceding the Closing Date. Such options (i) shall be issued to the persons listed on Schedule 7.4 for the number of shares set forth opposite their names on such schedule, shall be incentive stock options to the extent possible under Section 422 of the Code and (ii) shall become exercisable as to 25% of the underlying shares on each anniversary of the Closing Date.

         7.5 Name Change. Alloy agrees that it shall, within 15 days after the Effective Time, change the corporate name of Carnegie to a name that does not include the word "Carnegie." In connection with such name change, Alloy and Carnegie shall execute any and all documents and instruments as reasonably may be requested by the Stockholders to transfer to them all of Carnegie's rights to use the name Carnegie. Alloy shall, however, be entitled to use all of its then existing sales, marketing, advertising materials, letterhead, checks and similar materials containing the "Carnegie" name for a reasonable period of time, not to exceed one year, from the date of any such name change, and shall be entitled to sell off all of its then existing inventory containing the "Carnegie" name regardless of the time necessary to accomplish such sell off. In addition, Alloy hereby covenants and agrees not to use the names "Carnegie" or "Landon" after the Closing for any purpose or purposes other than as set forth in this Section 7.5.

         7.6 Litigation Cooperation. If a party hereto shall become engaged in or participate in any investigation, claim, litigation, arbitration, mediation, or other proceeding with any third party relating in any way to the Business or any of the assets that are subject to the Asset Sale, the other parties shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, making available to such parties, without cost, all relevant records and using its best efforts to make available to the other the then employees of the parties or their affiliates who may be helpful with respect to such claim or litigation.

         7.7 Record Maintenance. Each party shall, in connection with the preparation by the others of tax and financial reporting matters and other bona fide business purposes, for a period of 5 years from the Closing Date afford to the other parties and their representatives the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of the other, or portions thereof, which relate to the Business or the assets that are the subject of the Asset Sale, as applicable, for any period prior to the Closing, except to the extent that such access is precluded pursuant to the provisions of a confidentiality agreement between such party and another person that is not an affiliate of such party or is otherwise precluded by law, and shall maintain such records for a period of 5 years from the date hereof; provided, that any party may destroy any record which was first offered to the other parties and not claimed or picked up by one or more of the other parties within 30 days, and shall not destroy any record without first providing the other parties at least 30 days' prior written notice of its intent to destroy such record.

         7.8 Tax Returns. The Company shall, and shall cause Carnegie to, timely file all federal and state income tax returns due after the Effective Time for taxable periods ending on or prior to the Effective Time and each shall have paid or will pay all Taxes amounts shown thereon to be due. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and comment by Alloy.


                                  ARTICLE VIII

                                 INDEMNIFICATION


         8.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

         (b)      "Event of Indemnification" shall mean the following:

                  (i) with respect to Alloy (an "Alloy Event of
         Indemnification"),

                           (1) the breach or misrepresentation of any
                  representation or warranty contained in Section 3.1 or 3.2 of this Agreement or in any Related Agreement;

                           (2) the breach of any agreement or covenant of the
                  Company, Carnegie or a Stockholder contained in this Agreement or in any Related Agreement;

                           (3) any claim, demand, Liability or obligation of any
                  nature whatsoever, which arose or was incurred on or before the Effective Time, or which was based on events occurring on or before the Effective Time, or which was based on products sold or services performed by the Company, Carnegie, or the stockholders of the Company on or before the Effective Time, notwithstanding that the date on which the claim, demand, liability or obligation may arise or become manifest is after the Effective Time, other than liabilities or obligations of the Company or Carnegie arising after the Effective Time under contracts and agreements or other obligations entered into prior to the Effective Time that are disclosed on the Disclosure Schedule or were not required to be disclosed thereon pursuant to the provisions of the applicable representation;

                           (4) any claim, demand, Liability or obligation
                  sustained or suffered by the Company, Carnegie, or Alloy, or any of them, arising from or in connection with (A) the action of the Stockholders required to approve the transactions contemplated by this Agreement, the Related Agreements, or (B) any assertion of a Loss arising out of any claim that is the subject to a Release Agreement; provided, however, that an Alloy Event of Indemnification shall not include (x) liabilities set forth on the Company Financial Statements, (y) liabilities set forth on Section 3.1(f) to the Disclosure Schedule, or (z) liabilities accrued in the ordinary course of business after the Company Balance Sheet Date other than any such liabilities under this clause (z) that should have been disclosed on the Disclosure Schedule but were not;

                           (5) any claim, demand, Liability or obligation
                  sustained or suffered by the Company, Carnegie, Alloy or the Surviving Corporation, or any of them, arising out of or in connection with the Asset Sale or the operation, before the Effective Time, of any of the assets, rights and properties constituting "Acquired Assets", as such term is defined in each Asset Sale Agreement between a Purchaser and the other parties thereto and pursuant to which each Asset Sale is being effected (the "Asset Sale Liability");

                           (6) any claim, demand, Liability or obligation
                  sustained or suffered by the Company, Carnegie or Alloy, or any of them, as a result of the breach by the Purchasers of any of their obligations under the Asset Sale Agreements (including specifically, but without implied limitation, the Purchaser's assumption of all liabilities and obligations relating to the Employee Plans under Section 6.2(o) above);

                           (7) the failure of Joseph F. Moore to remain in the
                  employment of the Surviving Corporation for a period of not less than one (1) year after the Effective Time for any reason other than (i) a termination of such employment by the Surviving Corporation without cause or (ii) his resignation for "Good Cause" (as such term is defined in his employment agreement with the Company being executed in connection with the transactions contemplated hereby).

                  (ii) with respect to a Stockholder (a "Stockholder Event of Indemnification"),

                           (1) the breach or misrepresentation by Alloy of any
                  representation or warranty contained in Section 3.3 of this Agreement or any Related Agreement; or

                           (2) the breach or misrepresentation of any agreement
                  or covenant of Alloy contained in this Agreement, any Related Agreement or any other document or instrument delivered in connection herewith.

         (c)      "Indemnified Persons" shall mean and include:

                  (i) with respect to an Alloy Event of Indemnification, Alloy and Carnegie and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing; or

                  (ii) with respect to a Stockholder Event of Indemnification, a Stockholder and his, her or its respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

         (d)      "Indemnifying Persons"  shall mean and include:

                  (i) with respect to an Alloy Event of Indemnification, prior to the Effective Time, the Company, Carnegie, a Stockholder and each of its, her or his respective successors, assigns, heirs and legal representatives and estates, as the case may be, and on and after the Effective Time, each Stockholder and its, his or her respective successors, assigns, heirs and legal representatives and estates, as the case may be (the "Stockholder Indemnifying Parties"); or

                  (ii) with respect to a Stockholder Event of Indemnification, Alloy and each of its successors and assigns (the "Alloy Indemnifying Parties").

         (e) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, assessments, shortages, damages, Liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable and documented attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) actually sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

         8.2 Indemnification Generally.

         (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

         (b) Any Losses arising from an Alloy Event of Indemnification first shall be paid from the Escrow Fund (as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement. If the Escrow Shares are depleted as a result of satisfying an Alloy Event of Indemnification, any additional claim for Losses made by an Alloy Indemnified Person will be made in the manner set forth in Sections 8.3 and 8.4 hereunder.

         (c) Except as otherwise set forth in subsection (e) below, and notwithstanding any of the other provisions hereof, the indemnification obligations of the Stockholder Indemnifying Parties under this Article VII shall be limited to $5,000,000. The parties acknowledge that this limitation is a material inducement to the Stockholders to enter into this Agreement and the Related Agreements. The parties hereto further agree and acknowledge that, notwithstanding any contrary provision herein or in any of the Related Agreements, the Stockholder Indemnifying Parties shall not be obligated under any circumstances to indemnify any person solely as a result of any downward adjustment to the Aggregate Consideration effected pursuant to Sections 2.1(a)(iii), above, or 8.6, below or to the extent of, but only to the extent of, any accrual for any Loss set forth on the Company Interim Balance Sheet.

         (d) No payment for Losses shall be made to an Indemnified Person until the aggregate amount of Losses incurred by such Indemnified Person exceeds $100,000 after which point the Indemnifying Persons shall indemnify the Indemnified Person for all accrued Losses, including the first $100,000 of such Losses.

         (e) Notwithstanding any of the foregoing, nothing contained in this
Section 8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon (i) an allegation or allegations that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement, the Certificate of Merger or the Related Agreements and the transactions contemplated hereby or thereby ("Fraud Claims"), (ii) any alleged breach of any of the representations or warranties contained in Sections 3.1(c), 3.1(h), 3.1(t), 3.1(x) or 3.2(a) (a "Title or Tax Claim"), (iii) the Asset Sale Liability, (iv) any breach by the Purchasers of any of their respective obligations under the Asset Sale Agreements (the claims referenced in clauses
(iii) and (iv) hereof are hereafter referred to as the "Asset Sale Liability Claims"), or (v) any Losses arising out of or in connection with (x) the administrative proceeding styled Brady v. Landon

Media Group, MCAD Case No. 00131133 (filed 4/26/00), currently pending before the Massachusetts Commission Against Discrimination or any court or other proceeding relating to such action, or (y) the classification of employees of either the Company or Carnegie as "exempt" or "non-exempt" (collectively, the "Employee Matters"), or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Certificate of Merger and Articles of Merger and the transactions contemplated hereby or thereby.

         (f) At no time may an Indemnifying Party assert as a defense to its obligation to provide indemnification as set forth in this Article VIII that an Indemnified Party or any of its employees or agents, including any former employees of the Indemnifying Party, Carnegie or the Company who may become employees of the Indemnified Party, had any knowledge of the matter to which the claim for indemnification relates, or conducted any investigation relating thereto prior to the Closing, and each party hereby irrevocably waives all such defenses.

         (g) The parties agree that the amount of any indemnification payment otherwise required to be made by any Indemnifying Party hereunder shall be reduced by (or, if applicable, that the Indemnifying Party shall promptly receive a refund from the Indemnified Party in respect of any corresponding overpayments in an amount of) (i) the net present value of any tax benefits to which the Indemnified Party is entitled in respect of the Losses as to which such indemnification payment relates, and (ii) any insurance proceeds or other third party recoveries received by the Indemnified Party with respect thereto; provided, that the Indemnified Party shall not be obligated to seek any payment pursuant to the terms of any insurance policy in respect of any Loss except to the extent such Loss is covered by an insurance policy of Carnegie or the Company in force with respect to the Company and/or Carnegie pursuant to premiums paid by the Company, Carnegie and/or any other Person (other than Alloy or any of its subsidiaries or affiliates) prior to the Effective Time.

         (h) The parties agree that payment pursuant to an indemnification obligation under this Article shall be treated for federal income tax purposes as an adjustment to the Aggregate Consideration.

         8.3 Assertion of Claims. No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give a Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholders will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

         8.4 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid any Indemnifying Person will not relieve such Indemnifying Person from any liability which they may have to the Indemnified Persons under this Agreement or otherwise unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim.

         (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons shall be entitled, at their expense, to participate in the defense of any Third Party Claims. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims. The Indemnified Persons shall have the right to settle, adjust or compromise such Third Party Claims with the consent of the Indemnifying Persons, such consent not to be unreasonably withheld; provided, however, that any such settlement, adjustment or compromise shall include full and complete waivers and releases (documented in writing) of the Indemnifying Persons from all applicable Third Party Claims. Notwithstanding anything contained herein to the contrary, however, (A) Alloy shall control, through counsel of its choosing, the defense of all Third Party Claims, regardless of whether they are brought against any or all of Alloy, Carnegie, the Stockholders and/or NewCo, (i) which relate to the operation of the Business or (ii) that, individually or when combined with all other Third Party Claims which are pending or which previously have been determined or settled, presents, in Alloy's reasonable judgment, an unreasonable risk that Alloy or Carnegie may be found liable for, or suffer or incur, Losses in respect of which it would not be indemnified by the Indemnifying Persons by virtue of the limitation contained in Section 8.2(c), and the Stockholders shall control, through counsel of their choosing, the defense of all Third Party Claims, regardless of whether they are brought against any or all of Alloy, Carnegie, the Stockholders and/or NewCo, which relate to the operation of the assets that are the subject of the Asset Sale Agreements.

         8.5 Survival of Representations and Warranties. Subject to the further provisions of this Section 8.5, the representations and warranties of the parties hereto shall survive the Effective Time until the date that is fifteen
(15) months after the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1(a),
(b), (c), (h), (r) and (t), and 3.2(a), (b), (c) and (d), and the
indemnification relating to Fraud Claims, Asset Sale Liability Claims and Employee Matters shall survive in accordance with the applicable statute of limitations related to such representations and warranties, such Fraud Claims, Asset Sale Liability Claims and Employee Matters. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Disclosure Schedule) (i) are being given by the Company on behalf of the stockholders of the Company and for the purpose of binding the Stockholders of the Company to the terms and provisions of this Article VIII and the Indemnification Escrow Agreement, and as an inducement to Alloy to enter into this Agreement and to approve the Merger (and the Company acknowledges that Alloy has expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, a stockholder of the Company or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification by such third party under this Article VIII or otherwise.

         8.6      Potential Additional Adjustment; Additional Merger Shares.

         (a) Notwithstanding the above indemnification, the parties acknowledge and agree that as promptly as practicable following the Effective Time, Alloy shall cause the Surviving Company, with the assistance of Gosule, Butkus & Jesson, LLP (the "Auditor"), to prepare an audit of balance sheet of the Company as at the Closing Date (the "Audited Closing Date Balance Sheet"). The Audited Closing Date Balance Sheet shall include the figure for accumulated Tax liability of the Company, if any, for the period from January 1, 2001 through the Closing Date (the "Actual 2001 FY Tax Liability"), but shall exclude the assets and liabilities which are the subject of the Asset Sale and Asset Sale Liability, The parties agree that during the preparation of the Audited Closing Date Balance Sheet, Arthur Andersen LLP will be provided with (i) regular updates as to the status of the preparation, and (ii) copies of all documentation relevant to the preparation, including copies of documentation that Arthur Andersen LLP may reasonably request. The Audited Closing Date Balance Sheet shall promptly be delivered to Alloy and the Stockholders upon completion. For purposes hereof, "Actual Company Net Working Capital" shall mean the Net Working Capital of the Company as of the Closing Date set forth in the Audited Closing Date Balance Sheet. Promptly after its receipt of the Audited Closing Date Balance Sheet, Alloy shall deliver a written notice (the "Financial Adjustment Notice") to the Stockholders setting forth the Actual Company Net Working Capital shown therein (hereinafter sometimes referred to as the "Revised Amount").

         (b) If the Revised Amount is equal to the Estimated Company Net Working Capital, no further adjustment will be made to the Aggregate Consideration.

         (c) If the Revised Amount is (i) lower than the Estimated Company Net Working Capital which is itself lower than the Presumed Company Net Working Capital or (ii) higher than the Presumed Company Net Working Capital, the Financial Adjustment Notice shall specify adjustments that shall be made to the Aggregate Consideration in the manner set forth below.

         (d) If the Actual 2001 FY Tax Liability is greater than $150,000, the Stockholders shall pay to Alloy an amount equal to the difference. If the Actual 2001 FY Tax Liability is less than $150,000, Alloy shall pay to the Stockholders an amount equal to the difference, such amount to be paid to the Stockholders pro rata based on their respective interests in the Outstanding Company Shares as of the Effective Time. Any such payment shall be made on or prior to the date that is ten (10) Business Days after delivery of the Audited Closing Date Balance Sheet.

         (e) In any event, either Alloy or Stockholders that formerly held not less than a majority in interest of the Outstanding Company Shares (the "Disputing Party") shall have 30 days from the delivery or receipt, as the case may be, of the Financial Adjustment Notice to deliver to the other(s) (the "Receiving Party") a written notice (the "Final Adjustment Dispute Notice") stating the Disputing Party disputes such Financial Adjustment Notice. If the Receiving Party has received the Final Adjustment Dispute Notice within such 30-day period, then the Receiving Party and the Disputing Party shall mutually agree on an independent accounting firm to review the Closing Financial Certificate and the Financial Adjustment Notice (and related information). If the Receiving Party and the Disputing Party cannot agree on an independent accounting firm, Arthur Andersen LLP shall select such independent accounting firm. The determination of such independent accounting firm of the Revised Amount (the "Final Revised Amount") shall be final and binding on the parties hereto. If a Final Adjustment Dispute Notice is not delivered within the 30-day period described above, the Revised Amount shall be final and binding on the parties hereto and shall be the "Final Revised Amount". The costs, if any, of the independent accounting firm shall be borne by the Disputing Party if the calculation of the Final Revised Amount works in the favor of the Receiving Party or if there is no difference between the Revised Amount and the Final Revised Amount and by the Receiving Party if the calculation of the Final Revised Amount works in the favor of the Disputing Party.

         (f) If the Final Revised Amount is less than the Estimated Company Net Working Capital, Alloy shall, promptly after receiving written notice of the determination of the Final Revised Amount, deliver written notice to the Escrow Agent and Alloy specifying (A) the Working Capital Adjustment Factor that would have been applicable pursuant to Section 2.1(a) had the Final Revised Amount been reflected on the Closing Financial Certificate, and (B) the additional shares of Alloy Common Stock, calculated to the nearest whole number of shares, that would have been deducted from the Total Alloy Share Amount had the Final Revised Amount been used in the calculations pursuant to Section 2.1(a) (the "Additional Adjustment Shares"). Promptly after its receipt of the written notice described in the foregoing sentence, the Escrow Agent shall distribute to Alloy such number of Escrow Shares as is equal to the number of Additional Adjustment Shares. If the number of Escrow Shares remaining in the Escrow Fund (as such term is defined in the Escrow Agreement) is less than the number of Additional Adjustment Shares, the Stockholders shall make up any such shortfall by delivery to Alloy of an aggregate amount of Merger Shares as is equal to such shortfall, such delivery to be made not later than five (5) Business Days after determination of the Final Revised Amount. If the number of Escrow Shares remaining in the Escrow Fund and the number of then Merger Shares held by the Stockholders is less than the number of Additional Adjustment Shares as of the date of determination of the Final Revised Amount, the Stockholders shall, at the same time as they deliver their remaining Merger Shares to Alloy, make a cash payment to Alloy in an amount equal, in the aggregate, to such shortfall multiplied by the Stipulated Price. Any such delivery or payment shall be made by the Stockholders pro rata in proportion to the Aggregate Consideration received by each at the Effective Time. Each Stockholder hereby covenants that he, she or it shall, until the determination of the Final Revised Amount and for a reasonable time thereafter to allow Alloy to send the notice specified above, retain possession of and not to transfer to any other party such number of Merger Shares as reasonably may be required to comply with the provisions of this Section 8.6(e).

         (g) If the Final Revised Amount is greater than the Presumed Company Net Working Capital, Alloy shall, promptly after receiving written notice of the determination of the Final Revised Amount, issue to the Stockholders, pro rata in proportion to the Aggregate Merger Consideration issued to each at the Closing, additional shares of Alloy Common Stock, the Stipulated Value of which is equal to the difference between the Final Revised Amount and the Presumed Company Net Working Capital (the "Additional Merger Shares"); provided, that if the Final Revised Amount is determined prior to the first anniversary of the Closing Date, Alloy shall issue and deliver to the Escrow Agent such number of shares of Alloy Common Stock as is equal to fifteen percent (15%) of the aggregate number of Additional Merger Shares, rounded up to the nearest whole number, and shall deliver the balance of such shares to the Stockholders.


                                   ARTICLE IX

                 TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

         9.1 Termination. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Alloy and the Company of this Agreement, at any time prior to the Effective Time, by:

         (a) the written mutual consent of Alloy and the Company; or

         (b) either Alloy or Company, if the conditions set forth in Section 6.1 hereof shall not have been met by April 30, 2001, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

         (c) Alloy if the conditions set forth in Section 6.2 hereof shall not have been met, and the Company if the conditions set forth in Section 6.3 hereof shall not have been met, in either case by April 30, 2001, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate.

         Any termination pursuant to this Section 9.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto.

         9.2 Effect of Termination. Except as provided in this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Section 7.3, this
Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

         9.3 Specific Performance. The transactions contemplated by this Agreement, including the Merger, are unique transactions and any failure on the part of a party to complete the transactions contemplated by this Agreement or any of the Related Agreements, including the Merger, on the terms of this Agreement or any of the Related Agreements will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement or any of the Related Agreements would cause the other parties irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to a party for a breach or threatened breach of this Agreement or any of the Related Agreements, such party will be entitled to specific performance of this Agreement or any of the Related Agreements upon any breach by the other party Stockholder, and to an injunction restraining any such party from such breach or threatened breach.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Expenses. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that if the Merger shall be consummated, (a) Alloy shall bear all Transaction Costs of Alloy and (b) the Stockholders shall bear all Transaction Costs of the Company, Carnegie and the Stockholders whether or not such fees and expenses have been paid by the Company, Carnegie or the Stockholders on or before the Closing Date and whether or not such fees and expenses are reflected in the Disclosure Schedule.

         10.2 Entire Agreement. This Agreement (including the Disclosure Schedule) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

         10.3 Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

                  (i)      if to Alloy, to:

                           Alloy Online, Inc.
                           151 W. 26th Street
                           11th Floor
                           New York, New York 10001
                           E-Mail:  samg@alloy.com
                           Telecopier:  (212) 244-4311
                           Attention:  Samuel Gradess

                           with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004
                           E-Mail:  rgraf@mintz.com
                           Telecopier:  (202) 434-7400
                           Attention:  Richard M. Graf

                  (ii)     if to the Company, Carnegie or the Stockholders, to:

                           c/o Owen E. Landon, Jr.
                           805 Third Avenue
                           New York, New York 10022
                           Telephone: (212) 826-1113
                           Facsimile:  (212) 832-9336

                           with a copy to:

                           Bingham Dana LLP
                           150 Federal Street
                           Boston, MA 02110-1726;
                           E-Mail:  rmharter@bingham.com
                           Telecopier:  (617) 951-8736
                           Attention:  Richard M. Harter
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

         10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws provisions.

         10.7 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that any of the rights granted to and obligations of Alloy under this Agreement (other than the payment of the Aggregate Consideration) may be exercised or performed by any entity controlled by or under common control with Alloy (each, a "Alloy Affiliate"); provided that such Alloy Affiliate agrees to be bound by all of the applicable provisions hereof governing such exercise or performance and that the Company and the Stockholders promptly receive written notice of any such exercise or performance, provided that in any such instance Alloy remains ultimately liable for the performance of its obligations hereunder.

         10.8 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         10.9 Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the party against whom or which enforcement thereof is sought ; provided, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.10 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         10.11 Consents. Except as otherwise expressly provided in this Agreement, any consent or approval of Alloy requested or permitted hereunder may be given or withheld in Alloy's sole discretion.

         10.12 Interpretation. This Agreement has been negotiated between the parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

         10.13 No Joint Venture. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed on its behalf as of the day and year first above written.



                                            ALLOY ONLINE, INC.



                                            By:  /s/  Samuel A. Gradess
                                                ------------------------
                                                 Name:  Samuel A. Gradess
                                                 Title:  Chief Financial
                                                         Officer/Secretary


                                            LANDON MEDIA GROUP, INC.



                                            By:  /s/  Owen E. Landon, Jr.
                                                --------------------------------
                                                 Name:  Owen E. Landon, Jr.
                                                 Title:  President


                                            CARNEGIE COMMUNICATIONS, INC.




                                            By:  /s/  Owen E. Landon, Jr.
                                                -------------------------------
                                                 Name:  Owen E. Landon, Jr.
                                                 Title:  Chief Executive Officer


                                            STOCKHOLDERS:




                                            /s/  Owen E. Landon, Jr.
                                            ---------------------------
                                            Owen E. Landon, Jr.


                                            /s/  Virginia B. Landon
                                            Virginia B. Landon

Witness:                                    THE OWEN E. LANDON REVOCABLE
                                            COMMON TRUST DATED 5/7/79


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name:  Charles Hill                   Print Name:  Virginia B. Landon
                                            Title:  Trustee




Witness:                                    THE OWEN E. LANDON IRREVOCABLE NVC
                                            TRUST DATED DECEMBER 31, 1976
                                            F/B/O KIMBERLY MARIE LANDON


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name:  Charles Hill                   Print Name:  Virginia B. Landon
                                            Title:  Trustee




Witness:                                    THE OWEN E. LANDON IRREVOCABLE NVC
                                            TRUST DATED DECEMBER 31, 1976
                                            F/B/O KAREN LOUISE LANDON


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name: Charles Hill                    Print Name:  Virginia B. Landon
                                            Title:  Trustee




Witness:                                    THE OWEN E. LANDON IRREVOCABLE NVC
                                            TRUST DATED DECEMBER 31, 1976
                                            F/B/O OWEN E. LANDON III


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name: Charles Hill                    Print Name:  Virginia B. Landon
                                            Title:  Trustee

Witness:                                    THE OWEN E. LANDON IRREVOCABLE NVC
                                            TRUST DATED DECEMBER 31, 1976
                                            F/B/O MARK BOND LANDON


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name: Charles Hill                    Print Name:  Virginia B. Landon
                                            Title:  Trustee




Witness:                                    THE OWEN E. LANDON IRREVOCABLE NVC
                                            TRUST DATED DECEMBER 31, 1976
                                            F/B/O SUSAN BOND LANDON


/s/  Charles Hill                           By: /s/  Virginia B. Landon
------------------------------------           ---------------------------------
Print Name: Charles Hill                    Print Name:  Virginia B. Landon
                                            Title:  Trustee


                             Index of Defined Terms


Actions.......................................................................17
Actual Company Net Working Capital............................................36
Additional Adjustment Shares..................................................50
Affiliate.....................................................................43
Aggregate Consideration........................................................3
Agreement......................................................................1
Alloy Affiliate...............................................................53
Alloy Certificate..............................................................6
Alloy Common Stock.............................................................1
Alloy Event of Indemnification................................................43
Alloy Indemnifying Parties....................................................45
Alloy SEC Documents...........................................................29
Asset Sale Agreement..........................................................35
Asset Sale Liability..........................................................44
Business Day...................................................................3
CERCLA........................................................................19
Certificate of Merger..........................................................1
Closing........................................................................3
Closing Date...................................................................3
Closing Financial Certificate.................................................36
Code...........................................................................2
Company........................................................................1
Company Accountants...........................................................11
Company Audited Balance Sheet.................................................10
Company Audited Balance Sheet Date............................................10
Company Certificate............................................................6
Company Confidential Information..............................................40
Company Disclosure Schedule....................................................8
Company Financial Statements..................................................10
Company Interim Balance Sheet.................................................10
Company Interim Financial Statements..........................................10
Company Material Adverse Effect................................................8
Company Option Plan............................................................8
Company Stock..................................................................1
Company Subject Business......................................................41
Constituent Corporations.......................................................2
Contract......................................................................10
DGCL...........................................................................1
Draft Financials..............................................................32
Encumbrances..................................................................15
Environmental Laws............................................................18
Escrow Shares..................................................................6
Event of Indemnification......................................................43
Exchange Act..................................................................28
Excluded Contract.............................................................16
Filings.......................................................................32
Financial Adjustment Notice...................................................49
Form 10-Q.....................................................................27
GAAP..........................................................................11
Governmental Authority........................................................17
Governmental Authorizations...................................................17
Indemnified Persons...........................................................44
Indemnifying Persons..........................................................44



Indemnity Escrow Agent.........................................................6
Indemnity Escrow Agreement.....................................................6
Leased Real Property..........................................................15
Leases........................................................................15
Legal Requirements............................................................17
Licensed Software.............................................................16
Lock-Up Agreement.............................................................31
Losses........................................................................45
Merger.........................................................................2
Merger Shares..................................................................5
Net Working Capital Adjustment Factor..........................................6
Outstanding Company Share Amount...............................................4
Outstanding Shares.............................................................3
Presumed Company Net Working Capital...........................................5
Proprietary Asset.............................................................16
Redemption Transaction........................................................11
Registration Rights Agreements................................................31
Related Agreements............................................................31
Release Agreements............................................................31
Revised Amount................................................................49
Stipulated Price...............................................................3
Stockholder....................................................................1
Stockholder Event of Indemnification..........................................44
Survival Date.................................................................48
Surviving Corporation..........................................................2
SWI Business..................................................................41
SWI Confidential Information..................................................41
SWI Distribution...............................................................1
Tax...........................................................................14
Taxes.........................................................................14
Third Party Claim.............................................................47
Total Alloy Share Amount.......................................................3
Total Warrant Share Amount.....................................................4
Warrant........................................................................4
Working Capital Difference.....................................................5


                                   SCHEDULE A
                                   ----------


Name of Shareholder
-------------------

Owen E. Landon, Jr. and Virginia Landon, as Trustees of The Owen E. Landon Revocable
Trust dated 5/7/79

Virginia B. Landon

Owen E. Landon, Jr.

The Owen E. Landon Irrevocable
Trust dated December 31, 1976
f/b/o Kimberly Marie Landon

The Owen E. Landon Irrevocable
Trust dated December 31, 1976
f/b/o Karen Louise Landon

The Owen E. Landon Irrevocable
Trust dated December 31, 1976
f/b/o Owen E. Landon III


The Owen E. Landon Irrevocable
Trust dated December 31, 1976
f/b/o Mark Bond Landon

The Owen E. Landon Irrevocable
Trust dated December 31, 1976
f/b/o Susan Bond Landon